UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Invitation Homes Inc.

(Name of Registrant as Specified in its Charter)

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Notice of Annual Meeting

and

Proxy Statement

2021 Annual Meeting of Stockholders

May 18, 2021

Dear Fellow Stockholders:

On behalf of the Board of Directors of Invitation Homes Inc., I invite you to attend our 2021 annual meeting of stockholders (the “Annual Meeting”) at 4:00 p.m., Central time, on Tuesday, May 18, 2021. Due to the continuing public health impact of the coronavirus (COVID-19) pandemic, this year’s Annual Meeting will be a virtual meeting, conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/INVH2021. Further details about how to attend the Annual Meeting and submit questions, and information on the business to be conducted at the Annual Meeting are included in the accompanying Notice of 2021 Annual Meeting of Stockholders and Proxy Statement.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent most of our stockholders of record at the close of business on March 23, 2021 a Notice of Internet Availability of Proxy Materials on or about April 6, 2021. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. You may vote your shares on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the Internet at the Annual Meeting. Each of these options will ensure that your shares will be represented and voted at the Annual Meeting.

On behalf of the Board of Directors and associates of Invitation Homes Inc., we appreciate your continued support.

Sincerely,

Dallas B. Tanner

President and Chief Executive Officer

April 6, 2021

Notice of 2021 Annual Meeting of Stockholders

DATE AND TIME: TUESDAY, MAY 18, 2021 4:00 p.m., Central time

VIRTUAL LOCATION:

You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/INVH2021. You will need your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.

ITEMS OF BUSINESS:

1.	To elect the director nominees listed in the Proxy Statement.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.

3.	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.

4.	To consider such other business as may properly come before the 2021 annual meeting of stockholders (the “Annual Meeting”) and any adjournments or postponements thereof.

The Proxy Statement following this Notice of Annual Meeting of Invitation Homes Inc., a Maryland corporation, describes these matters in detail. We have not received notice of any other proposals to be presented at the Annual Meeting.

RECORD DATE:

The Board of Directors of Invitation Homes Inc. established the close of business on March 23, 2021 as the record date for the Annual Meeting. Accordingly, holders of record of our common stock at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting.

VOTING BY PROXY:

To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a proxy card to complete, sign and return by mail. If your shares are held by a broker, bank or other nominee, please follow their instructions to authorize your proxy.

By Order of the Board of Directors of Invitation Homes Inc.,

Mark A. Solls

Executive Vice President,

Chief Legal Officer and Secretary

Dallas, Texas

April 6, 2021

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 6, 2021.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 18, 2021

The Notice of Annual Meeting, Proxy Statement and Invitation Homes Inc.’s Annual Report are available free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

i	2021 Proxy Statement

2021 Proxy Statement	ii

PROXY STATEMENT

April 6, 2021

GENERAL INFORMATION

Why am I receiving these materials?

This Proxy Statement and related proxy materials are first being made available to stockholders of Invitation Homes Inc., a Maryland corporation (“Invitation Homes,” the “Company,” “we,” “our” or “us”) on or about April 6, 2021, for use at our 2021 annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, May 18, 2021, at 4:00 p.m., Central time, and any adjournments or postponements thereof. This year’s Annual Meeting will be a completely virtual meeting of stockholders. You are invited to attend the virtual Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/INVH2021. Proxies are being solicited by the Board of Directors of the Company (the “Board”) to give all stockholders of record at the close of business on March 23, 2021 (the “Record Date”) an opportunity to vote on matters properly presented at the Annual Meeting. The mailing address of our principal executive offices is Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201.

What am I voting on?

There are three proposals to be considered and voted on at the Annual Meeting:

Proposal 1:	To elect the director nominees listed in this Proxy Statement.

Proposal 2:	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.

Proposal 3:	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.

Who is entitled to vote?

Stockholders as of the close of business on the Record Date may vote at the Annual Meeting or any postponement or adjournment thereof. As of the Record Date, there were 567,650,321 shares of our common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or other nominee how to vote their shares. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

What constitutes a quorum?

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Stockholders who properly authorize a proxy but who instruct their proxy holder to abstain from voting on one or more matters are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes,” described below, that are present and entitled to vote at the Annual Meeting will be counted for purposes of determining a quorum.

1	2021 Proxy Statement

General Information (continued)

What is a “broker non-vote”?

A broker non-vote occurs when shares held by a broker, bank or other nominee are not voted with respect to a proposal because (1) the broker, bank or other nominee has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker, bank or other nominee lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposals 1 and 3 are considered non-discretionary matters, and a broker, bank or other nominee will lack the authority to vote shares at his/her discretion on such proposals. Proposal 2 is considered a discretionary matter and a broker, bank or other nominee will be permitted to exercise his/her discretion. This means that, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on Proposals 1 and 3 but may be voted on Proposal 2 in the discretion of your broker, bank or other nominee.

How many votes are required to approve each proposal?

With respect to the election of directors (Proposal 1), under our Bylaws, directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting in the election of directors.

With respect to the ratification of our independent registered public accounting firm (Proposal 2), and the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers (Proposal 3), under our Bylaws, approval of each proposal requires a majority of the votes cast.

How are votes counted?

With respect to the election of directors (Proposal 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting. Broker non-votes will not affect the outcome of this proposal.

With respect to the ratification of our independent registered public accounting firm (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 2, abstentions will not affect the outcome of this proposal; however, as this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

With respect to the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 3, abstentions and broker non-votes will not affect the outcome of this proposal.

If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

2021 Proxy Statement	2

General Information (continued)

How does the Board recommend that I vote?

Our Board recommends that you vote your shares as set forth below:

Proposal 1:

To elect the director nominees listed in this Proxy Statement.

“FOR” each of the nominees for election as directors set forth in this Proxy Statement.

Our Board unanimously believes that all of the director nominees listed in this Proxy Statement have the requisite qualifications to provide effective oversight of the Company’s business and management.

Proposal 2:

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.

Our Audit Committee and the Board believe that the retention of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021 is in the best interest of the Company and its stockholders.

Proposal 3:

To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.

“FOR” the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers.

We are seeking a non-binding advisory vote to approve, and our Board recommends that you approve, the 2020 compensation paid to our named executive officers, which is described in the section of this Proxy Statement titled “Executive Compensation.”

How do I vote my shares without attending the Annual Meeting?

Your vote is important and we encourage you to vote promptly. If you are a stockholder of record, you may vote your shares in the following ways:

By Internet—If you have Internet access, you may vote by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your proxy card in order to vote by Internet.

By Telephone—If you have access to a touch-tone telephone, you may vote by dialing 1-800-690-6903 and by following the recorded instructions. You will need the control number included on your proxy card in order to vote by telephone.

By Mail—You may vote by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the envelope that has been provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. Eastern time on May 17, 2021, and mailed proxy cards must be received no later than May 17, 2021.

When and where will the Annual Meeting be held?

Our Annual Meeting will be held at 4:00 p.m., Central time, on Tuesday, May 18, 2021, via live audio webcast, online at www.virtualshareholdermeeting.com/INVH2021. For information on how to attend the virtual Annual Meeting, see “General Information—How do I attend and vote my shares at the virtual Annual Meeting.”

3	2021 Proxy Statement

General Information (continued)

How do I attend and vote my shares at the virtual Annual Meeting?

Our Board of Directors considers the appropriate format of the stockholder meeting on an annual basis. In light of the continuing public health concerns due to the COVID-19 pandemic and to support the health and well-being of our stockholders and associates, this year’s Annual Meeting will be a virtual meeting, conducted via live audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/INVH2021. If you virtually attend the Annual Meeting, you can vote your shares electronically, and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/INVH2021. A summary of the information you need to attend the Annual Meeting via the Internet is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/INVH2021;

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/INVH2021 on the day of the Annual Meeting;

•

Stockholders may vote and submit questions while attending the Annual Meeting via the Internet (for information on how to ask questions during the virtual Annual Meeting, see “General Information—How can I ask questions at the virtual Annual Meeting?”); and

•

You will need your control number that is included in your Notice of Internet Availability of Proxy Materials, or if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

Whether you plan to attend the Annual Meeting or not, we encourage you to vote in advance over the Internet, by telephone or mail so that your vote will be counted if you do not vote at the Annual Meeting.

Will I be able to participate in the virtual Annual Meeting on the same basis I would be able to participate in a live annual meeting?

As noted above, due to the continuing public health impact of the COVID-19 pandemic, this year’s Annual Meeting will be held as a virtual-only meeting. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.

Stockholders at the virtual-only meeting will have the same rights as at an in-person meeting, including the rights to vote and ask questions at the Annual Meeting. We believe that hosting a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and the Company. You may vote during the Annual Meeting by following the instructions that will be available on the Annual Meeting website at www.virtualshareholdermeeting.com/INVH2021 during the Annual Meeting.

In addition, the virtual format allows stockholders to ask questions of our Board or management during the live Q&A session of the Annual Meeting. At that time, we will answer questions as they come in, to the extent relevant to the business of the Annual Meeting, as time permits. In the event any pertinent questions cannot be answered during the Annual Meeting due to time constraints, such questions and management’s answers will be made publicly available on our investor relations website promptly after the virtual Annual Meeting. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, we provide an opportunity for stockholders to contact our investor relations department separately at (844) 456-INVH (4684) or ir@invitationhomes.com.

How can I ask questions at the virtual Annual Meeting?

If you wish to submit a question during the Annual Meeting, log into the Annual Meeting website at www.virtualshareholdermeeting.com/INVH2021, type your question into the “Ask a Question” field, and click “Submit.” As noted above, we will answer questions as they come in, to the extent relevant to the business of the Annual Meeting, as time permits. Consistent with our prior annual meetings, we kindly ask stockholders not to ask more than one question to allow us to answer questions from as many stockholders as possible. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Off-topic, personal or other inappropriate questions will not be answered.

To be sure that all stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, all of our Board members and executive officers are expected to join the Annual Meeting. If you

2021 Proxy Statement	4

General Information (continued)

want to participate in our Annual Meeting, but cannot submit your question using the Annual Meeting website, please contact our investor relations department at (844) 456-INVH (4684) or ir@invitationhomes.com for accommodations.

What can I do if I need technical assistance during the virtual Annual Meeting?

If you encounter any difficulties accessing or participating in the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting log-in page at www.virtualshareholdermeeting.com/INVH2021. Technicians will be available to assist you.

If I can’t participate in the live Annual Meeting webcast, can I listen to it later?

The Annual Meeting will be recorded. A webcast playback will be available to the public at www.virtualshareholdermeeting.com/INVH2021 within approximately 24 hours after the completion of the Annual Meeting. No one attending the Annual Meeting via the webcast or telephone is permitted to use any audio recording device.

May I change my vote or revoke my proxy?

Yes. Whether you have authorized a proxy by Internet, telephone or mail, if you are a stockholder of record, you may change your voting instructions or revoke your proxy by:

•

sending a written statement to that effect to our Corporate Secretary at Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201, provided such statement is received no later than May 17, 2021;

•	authorizing a proxy again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. on May 17, 2021;

•

submitting a properly signed proxy card with a later date that is received by our Corporate Secretary at Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201, no later than May 17, 2021; or

•	attending the Annual Meeting and voting during the Annual Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee, or as otherwise provided in the instructions provided to you by your broker, bank or other nominee.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters that may be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers and other Company associates (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS

Introduction

At present, the number of directors that comprise our Board is 11. At the recommendation of the Nominating and Corporate Governance Committee, effective as of the Annual Meeting the Board set the number of directors that will comprise our Board at 10. Our Board has considered, and at the recommendation of the Nominating and Corporate Governance Committee, nominated each of the following nominees for a one-year term expiring at our annual meeting of stockholders to be held in 2022 (the “2022 Annual Meeting”) or until his or her successor is duly elected and qualifies or until his or her earlier death, resignation, retirement, disqualification or removal: Jana Cohen Barbe, Richard D. Bronson, Michael D. Fascitelli, Jeffrey E. Kelter, Joseph D. Margolis, John B. Rhea, J. Heidi Roizen, Janice L. Sears, William J. Stein, and Dallas B. Tanner. Action will be taken at the Annual Meeting for the election of these nominees. On March 29, 2021, Mr. Bryce Blair, a current member and Chairperson of our Board, informed the Company that he would not stand for re-election to our Board when his current term expires at the Annual Meeting. We are grateful to have benefited from Mr. Blair’s expertise, valuable business insights and strong commitment to Invitation Homes and our stockholders.

All of the nominees have indicated that they will be willing and able to serve as directors, but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our Board, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board in accordance with our Bylaws. The Board has no reason to believe that any such nominees will be unable or unwilling to serve.

We believe that our director nominees bring an extraordinary wealth of experience, skills and backgrounds to the Board. Our Board plays a key role in guiding the vision, mission and strategic direction of our Company. Their individual and collective expertise is essential to the execution of our long-term strategy and achievement of our vision of becoming the premier choice in home leasing. Learn more about each nominee to our Board under “—Nominees for Election to the Board of Directors in 2021.”

Director Nominees’ Snapshot

Name and Primary Occupation	Age	Director Since	Independent

Michael D. Fascitelli* Owner and Principal, MDF Capital LLC; Managing Partner, Imperial Companies; Board of Trustees Member, Vornado Realty Trust; Director, Radius Global Infrastructure, Inc.	64	2017	Yes

Dallas B. Tanner President and Chief Executive Officer, Invitation Homes	40	2019

Jana Cohen Barbe Senior Partner, Dentons; Director, The Boler Company	58	2018	Yes

Richard D. Bronson Chief Executive Officer, The Bronson Companies, LLC; Lead Director, Starwood Property Trust, Inc.	76	2017	Yes

Jeffrey E. Kelter Founding Partner, KSH Capital; Chairman, Jack Creek Investment Corp.	65	2017	Yes

Joseph D. Margolis Chief Executive Officer, Extra Space Storage, Inc.	60	2020	Yes

John B. Rhea Partner, Centerview Partners; Director, State Street Corporation	55	2015	Yes

J. Heidi Roizen Partner, Threshold Ventures	63	2020	Yes

Janice L. Sears Managing Director, Western Region Head, Real Estate Investment Banking Group (Retired), Banc of America Securities; San Francisco Market President (Retired), Bank of America	60	2017	Yes

William J. Stein Senior Managing Director, The Blackstone Group L.P. (“Blackstone”)	59	2012	Yes

*	Following the Annual Meeting, our Board plans to appoint Mr. Fascitelli as the Chairperson of the Board, subject to his election at the Annual Meeting.

2021 Proxy Statement	6

Proposal No. 1—Election of Directors (continued)

Director Nominees’ Collective Skills

Real Estate

Our real estate and single family rental industry expertise is core to our success. We benefit from directors sharing their experience in real estate development, operations and investments, and providing valuable guidance on real estate finance and capital markets.

Investment Our approach to investment and asset management requires a Board with expertise to provide sound oversight and guide our real estate finance and investment strategies.

Operations

With our operations spanning a diverse mix of markets, suppliers, contractors and partners – we benefit from directors who have successfully led complex operations and can help us optimize our business model.

Financial / Banking As a fast growing company with a vast financial footprint, it is essential that we have directors with strong financial acumen and experience.

Risk Management Risk management experience is a vital perspective on our Board, enabling us to effectively monitor, manage and ultimately mitigate various forms of risk we face in our business.

Corporate Governance / Regulatory

Substantive corporate governance and regulatory experience on our Board offers us insight into the best governance practices and the regulatory environment of the jurisdictions in which we operate and provides leadership in strategic implementation of diversity, sustainability and other aspects of corporate social responsibility.

Strategic Our dynamic operations require a Board with strong strategic insights gained through multi-faceted and challenging prior experiences.

Active Executive / Robust Business Experience

As a fast growing company leading the single-family industry, we require a Board well-versed in navigating complexity and capitalizing on business opportunities to further our innovation and growth.

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Proposal No. 1—Election of Directors (continued)

Nominees for Election to the Board of Directors in 2021

The following information describes the offices held, other business directorships and the term of service of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below. The biographical description for each nominee below includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a director.

MICHAEL D. FASCITELLI
Age: 64 Director since: November 2017

Mr. Fascitelli has served on our Board since November 2017. Prior to the merger (the “Merger”) with Starwood Waypoint Homes (“SWH”) in November 2017, from January 2016 to November 2017, Mr. Fascitelli served on the Board of SWH and, from January 2014 to January 2016, served on the Board of Starwood Waypoint Residential Trust (“SWAY”), SWH’s predecessor. Since June 2013, Mr. Fascitelli has been the owner and principal of MDF Capital LLC, a private investment firm. Mr. Fascitelli is also a co-founder and a Managing Partner of Imperial Companies, a real estate investment and development company. Mr. Fascitelli has served as member of the Board of Trustees of Vornado Realty Trust (NYSE: VNO) since 1996. He served as the President of Vornado Realty Trust from 1996 to April 2013 and its Chief Executive Officer from May 2009 to April 2013. Mr. Fascitelli served as the President of Alexander’s Inc., a real estate investment trust and an affiliate of Vornado Realty Trust, from December 1996 to April 2013. Prior to joining Vornado Realty Trust in 1996, Mr. Fascitelli was a partner at Goldman Sachs & Co., an investment banking firm, in charge of its real estate practice since 1992. Mr. Fascitelli also serves as a Co-Chairman of the board of directors of Radius Global Infrastructure, Inc. (NASDAQ: RADI), one of the largest international aggregators of rental streams underlying wireless sites through the acquisition and management of ground, tower, rooftop and in-building cell site leases, and as the chairman of the investment committee and a board member of Quadro Partners Inc. (formerly Cadre), a real estate technology company. He serves as a board member of Child Mind Institute, The Rockefeller University, Urban Land Institute and University of Rhode Island Foundation. Mr. Fascitelli is a former Commissioner of the Port Authority of New York and New Jersey and a past Chairman of the Wharton Real Estate Center where he served on the executive committee.

Our Board considered Mr. Fascitelli’s long and successful track record in various leadership roles including his executive experience as President and Chief Executive Officer of Vornado Realty Trust and his extensive knowledge of and experience in the real estate industry, which the Board believes provide us with valuable experience and insight.

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Proposal No. 1—Election of Directors (continued)

DALLAS B. TANNER
Age: 40 Director since: January 2019

Mr. Tanner has served as our President and Chief Executive Officer (CEO) and a Board member since January 2019. As a founding member of our business, Mr. Tanner has been at the forefront of creating the single-family rental industry. Since the founding of Invitation Homes in April 2012, he has served as Executive Vice President and Chief Investment Officer, and from August 2018 to January 2019 as Interim President. He served on the boards of holding entities that owned our business prior to our initial public offering (“IPO”) in February 2017 (the “IH Holding Entities”). Mr. Tanner has almost 20 years of real estate experience through the establishment of numerous real estate platforms. In 2005, he founded Treehouse Group, for which he privately sourced funds for platform investments, including single-family rental homes, multifamily properties, manufactured housing, residential land, bridge financing and property management. Mr. Tanner continues to be involved in Treehouse Group’s interest in Pathfinder Ventures, a Southwest-focused commercial real estate fund. In addition, he was a partner in a successful acquisition of First Scottsdale Bank of Arizona. Mr. Tanner served on the Maricopa County (Arizona) Flood Control Board and on the advisory board of First Scottsdale Bank. He is actively involved in American Indian Services and served as a missionary in the Netherlands and Belgium.

Our Board considered Mr. Tanner’s extensive hands-on experience in real estate investment, including the establishment of numerous real estate platforms, and as a founding member of our business, experience managing day-to-day operations of our Company and his prior executive positions. Mr. Tanner’s role as our President and CEO brings management perspective to Board deliberations and provides valuable information about the status of our day-to-day operations.

JANA COHEN BARBE
Age: 58 Director since: November 2018

Ms. Barbe joined our Board in November 2018. Ms. Barbe is a senior partner at Dentons, the world’s largest law firm, where she has also served as the first Global Vice Chair from the U.S. Region and the former Chair of both the Financial Institutions and Real Estate Sectors. Ms. Barbe spent her career advising financial institutions and insurance companies on highly sophisticated tax advantaged and social investing. Ms. Barbe serves as a director of The Boler Company, a family office with operations across the globe in manufacturing, real estate and other holdings, including Hendrickson International, the world’s leading manufacturer and supplier of medium- and heavy-duty truck suspensions, axel systems and related components for global transportation industry. Ms. Barbe is also the Chief Executive Officer of Henley Farms, Inc., her family’s thoroughbred breeding business based in Lexington, Kentucky. An impassioned advocate for women, Ms. Barbe is the Chairman of the Board of Advisors of Catalyst, Inc. Equally committed to her community, Ms. Barbe is a past Chairman of the Board of Thresholds, Illinois’ oldest and largest provider of supportive affordable housing.

Our Board considered Ms. Barbe’s real estate and finance background, including chairing Dentons’ Real Estate Practice and Financial Institutions Sector, her expertise in transactional, operational and regulatory matters and strategic vision and her risk management experience, which are a complement to the skills and qualifications of our directors.

9	2021 Proxy Statement

Proposal No. 1—Election of Directors (continued)

RICHARD D. BRONSON
Age: 76 Director since: November 2017

Mr. Bronson has served on our Board since November 2017. Prior to the Merger, from January 2016 to November 2017, Mr. Bronson served on the Board of SWH and, from January 2014 to January 2016, served on the Board of SWAY. Mr. Bronson has been the Chief Executive Officer of The Bronson Companies, LLC, a real estate development company, since 2000 and has been involved in the development of several shopping centers and office buildings throughout the U.S. Mr. Bronson currently serves on the Board and as a Lead Director and the Chair of the Compensation Committee of the board of trustees of Starwood Property Trust, Inc. (NYSE: STWD) and was previously a director of TRI Pointe Group, Inc. (NYSE: TPH) and Mirage Resorts Inc. (NYSE:MRI). Additionally, he is currently on the board of directors of Starwood Real Estate Income Trust. He also previously served as President of New City Development, an affiliate of Mirage Resorts Inc., where he oversaw many of the company’s new business initiatives and activities outside Nevada, and was Vice President of the International Council of Shopping Centers, an association representing 50,000 industry professionals in more than 80 countries. Mr. Bronson currently serves on the Advisory Board of the Neurosurgery Department at UCLA Medical Center.

Our Board considered Mr. Bronson’s governance expertise, his corporate and board experience and knowledge in the real estate industry, which the Board believes provides us with valuable insight into potential investments and the current state of the real estate markets.

JEFFREY E. KELTER
Age: 66 Director since: November 2017

Mr. Kelter has served on our Board since November 2017. From January 2016 to November 2017, Mr. Kelter served on the Board of SWH and, from January 2014 to January 2016, served on the Board of SWAY. Mr. Kelter is the Chairman of Jack Creek Investment Corp., a special purposes acquisition company focused on the broader food and consumer products logistics and supply chain ecosystems value chain. Mr. Kelter is a founding partner of KSH Capital, which provides real estate entrepreneurs with capital and expertise to grow their platforms. Prior to founding KSH Capital, Mr. Kelter was the founding partner and Chief Executive Officer of KTR Capital Partners, a private equity real estate investment and operating company focused on industrial properties throughout North America, until its May 2015 sale to Prologis, Inc. (NYSE: PLD). From 1997 to 2004, Mr. Kelter was President and Chief Executive Officer and served on the Board of Keystone Property Trust (“Keystone”), an industrial real estate investment trust (“REIT”). Mr. Kelter formerly served on the Board of Gramercy Property Trust (NYSE: GPT) from 2015 to 2018. Mr. Kelter founded the predecessor to Keystone in 1982, and took the company public in 1997, where he and the management team directed its operations until its sale in 2004. Prior to forming Keystone, he served as President and Chief Executive Officer of Penn Square Properties, Inc., a real estate company which he founded in 1982. Mr. Kelter currently serves as a trustee of the Urban Land Institute, Cold Spring Harbor Laboratory, Westminster School and Trinity College.

Our Board considered Mr. Kelter’s management leadership and governance experience as President and Chief Executive Officer of Keystone and Penn Square and his extensive experience of over 20 years in commercial real estate.

2021 Proxy Statement	10

Proposal No. 1—Election of Directors (continued)

JOSEPH D. MARGOLIS
Age: 60 Director since: May 2020

Mr. Margolis is the Chief Executive Officer of Extra Space Storage, Inc. (NYSE: EXR). He held this position since January 1, 2017. Previously, he served as Executive Vice President and Chief Investment Officer of Extra Space Storage, Inc. from July 2015 until December 31, 2016. Mr. Margolis served as a member of the board of directors of Extra Space Storage, Inc. from February 2005 until July 2015. From 2011 until July 2015, he was Senior Managing Director and Partner at Penzance Properties, a vertically integrated owner, operator and developer of office and other properties in the Washington, D.C. metro area. Previously, Mr. Margolis was a co-founding partner of Arsenal Real Estate Funds, a private real estate investment management firm, from 2004 through 2011. Before forming Arsenal in 2004, from 1992 to 2004, Mr. Margolis held senior positions at Prudential Real Estate Investors in portfolio management, capital markets and as General Counsel. Before that, Mr. Margolis worked for The Prudential Insurance Company of America as in-house real estate counsel from 1988 through 1992, and as a real estate associate at the law firm of Nutter, McClennen & Fish from 1986 through 1988.

Our Board considered Mr. Margolis’ extensive finance and real estate experience and senior executive experience in dealing with complex management, financial, risk assessment, business and governance issues, which enable him to provide us with business leadership and financial expertise.

JOHN B. RHEA
Age: 55 Director since: October 2015

Mr. Rhea has served on our Board since January 2017 and, prior to our IPO, from October 2015 to January 2017, served on the boards of the IH Holding Entities. Since September 2020, Mr. Rhea has been a partner at Centerview Partners, an independent investment banking advisory firm. In March 2021, Mr. Rhea was elected to the board of directors of State Street Corporation (NYSE:STT), one of the world’s leading providers of financial services to institutional investors, including investment servicing, investment management and investment research and trading. Mr. Rhea served as Senior Advisor and President, Corporate Finance & Capital Markets at Siebert Williams Shank & Co., LLC, a full-service investment banking firm, from June 2017 to September 2020. Mr. Rhea is also Managing Partner of RHEAL Capital Management, LLC, a real estate development and investment firm he founded in March 2014, specializing in affordable and market rate housing, public private partnerships, and acquisition and repositioning of commercial real estate in urban communities. Mr. Rhea previously served as a Senior Advisor to The Boston Consulting Group, a worldwide management consulting firm from July 2014 to September 2017. From May 2009 to January 2014, Mr. Rhea was a senior appointee of Michael R. Bloomberg, Mayor of the City of New York, where he served as Chairman and Chief Executive Officer of the New York City Housing Authority, the largest public housing authority in North America. Prior to his service with the Bloomberg Administration, Mr. Rhea was Managing Director and Co-Head of Consumer and Retail investment banking at Barclays Capital (and its predecessor firm Lehman Brothers) from May 2005 to April 2009. Previously, Mr. Rhea served as Managing Director at JPMorgan Chase & Co. from May 1997 to April 2005. Earlier in his career, Mr. Rhea worked at PepsiCo, Inc. and The Boston Consulting Group. Mr. Rhea has served on and chaired several non-profit boards and is currently a director of Wesleyan University, Red Cross Greater New York and University of Detroit Jesuit High School.

11	2021 Proxy Statement

Proposal No. 1—Election of Directors (continued)

Our Board considered Mr. Rhea’s significant experience in our industry, including in development and regulation and his prior senior positions at real estate companies and regulatory bodies, including as Chairman and CEO of the New York City Housing Authority, and other companies. The Board also considered Mr. Rhea’s extensive experience in the investment banking industry.

J. HEIDI ROIZEN
Age: 63 Director since: May 2020

Ms. Roizen has been a partner with leading venture capital firm Threshold Ventures (formerly DFJ Ventures) since 2012 and serves as a board director for privately held portfolio companies Planet, Zoox, Memphis Meats and Polarr. Ms. Roizen is also a member of the board of directors of DMGT, a public global media and information services company (LSE: DMGT). She also co-leads the Threshold Venture Fellows program in the Engineering Department at Stanford University and serves on the Advisory Council of Stanford’s Institute for Human-Centered Artificial Intelligence. Among her past activities, Ms. Roizen has been a partner at DFJ and Mobius Venture Capital from 1999 to 2006, and has served as a member of the Board of Directors of the National Venture Capital Association, where she served on the Executive Committee, chaired the annual conference and chaired the Public Outreach committee. She has served on numerous private and public company boards, including TiVo (NASDAQ: TIVO) and Great Plains Software (was NASDAQ: GPSI until it was acquired by Microsoft). Before becoming a venture capitalist, Ms. Roizen served as Vice President of World Wide Developer Relations for Apple. Ms. Roizen started her career as an early Silicon Valley pioneer, co-founding software company T/Maker in 1983 and serving as its CEO for over a decade until its acquisition by Deluxe Corporation (NYSE: DLX) in 1994. During that time, she also served on the Board of Directors and as president of the Software Publishers Association (now the Software Industry and Information Association—SIIA). Also active in nonprofit organizations, Ms. Roizen is a member of the Board of Advisors of the National Center for Women in Information Technology and of Springboard Enterprises. She is a past board member of the Stanford Alumni Association, where she served on its Trustee Nominating Committee for five years. Ms. Roizen is a frequent guest speaker at business schools across the country and is the subject of a popular HBS case about building business networks. In 2018, Ms. Roizen was named the “Financial Woman of the Year” by the Financial Women of San Francisco.

Our Board considered Ms. Roizen’s experience in entrepreneurial growth and business development and strong ability to assess risks relating to new ventures and investments, which bring business leadership, financial expertise and risk management skills to the Board. Mr. Roizen’ deep board experience also brings governance expertise to our Board.

2021 Proxy Statement	12

Proposal No. 1—Election of Directors (continued)

JANICE L. SEARS
Age: 60 Director since: January 2017

Ms. Sears has served on our Board since January 2017. Ms. Sears previously served as independent director, Audit Chair of Essex Property Trust (NYSE: ESS), which owns multi-family rental properties, independent director, Board Chair of The Swig Company, an owner of large office properties, and independent director, Audit Chair of BioMed Realty Trust, a life-sciences owner, sold to Blackstone Real Estate in 2016. She also served as independent director and Advisor to Helix RE, a real estate software startup. Prior to 2009, Ms. Sears held the position of Managing Director, Western Region Head in the Real Estate Investment Banking Group at Banc of America Securities. Concurrently, as the San Francisco Market President for Bank of America, she managed a senior leadership team, deepening relationships with nonprofits and local governments. Prior to 1988, Ms. Sears was a Real Estate Economist at both Chemical Bank and Citicorp in New York. Ms. Sears’ activities have included G100, West Audit Committee Network, Nareit, ULI, NACD, WOB, and Athena Alliance.    She is a frequent speaker including at both Harvard and Columbia Business Schools. Ms. Sears was named ‘Forever Influential’ by SF Business Times and inducted into the Allen Matkins Hall of Fame and gained annual recognition by Bisnow’s Bay Area Power Women, among other awards. Ms. Sears is active philanthropically both on boards and spending time in the community including with Compass Family Services, Meals on Wheels, tutoring at the Marina Middle School, and serving meals at St. Anthony’s.

Our Board considered Ms. Sears’ knowledge of capital markets and accounting methods and principles, as well as her extensive banking and financial background and experience working in the commercial real estate and REIT industry.

WILLIAM J. STEIN
Age: 59 Director since: October 2012

Mr. Stein has served on our Board since January 2017 and, prior to our IPO, from October 2012 to January 2017, served on the boards of the IH Holding Entities. Mr. Stein has been a Senior Managing Director of Blackstone since January 2006. Since joining Blackstone in 1997, Mr. Stein has been involved in the direct asset management and asset management oversight of Blackstone’s global real estate platform. Before joining Blackstone, Mr. Stein was a Vice President at Heitman Real Estate Advisors and JMB Realty Corp. Mr. Stein currently serves on the Board of Nevada Property 1 LLC (The Cosmopolitan of Las Vegas), where he serves on the Audit Committee, and on the Board of Edens Investment Trust. He previously served on the Board of Hilton Worldwide Holdings Inc. (NYSE: HLT), Extended Stay America, Inc. (NYSE: STAY), La Quinta Holdings Inc. (NYSE: LQ) and Brixmor Property Group Inc. (NYSE: BRX). Mr. Stein is a member of the University of Michigan Ross School of Business Advisory Board and the University of Michigan Real Estate Fund Advisory Board.

Our Board considered Mr. Stein’s tenure with Blackstone, his involvement in the direct asset management and asset management oversight of Blackstone’s global real estate platform, his extensive financial background and his experience as an asset manager focusing on real estate investments.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

13	2021 Proxy Statement

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Corporate Governance

The business and affairs of the Company are managed under the direction of our Board, as provided by Maryland law, and the Company conducts its business through meetings of the Board and its four standing committees: the Audit Committee, the Compensation and Management Development Committee, the Nominating and Corporate Governance Committee and the Investment and Finance Committee.

We are committed to exercising and maintaining strong corporate governance practices. We believe that good governance promotes the long-term interests of our stockholders, strengthens Board and management accountability and improves our standing as a trusted member of the communities we serve. Notable features of our corporate governance are set forth below.

Corporate Governance Snapshot

Number of Independent Director Nominees Standing for Election	9
Total Number of Director Nominees	10
Average Age of Director Nominees Standing for Election	60
Average Tenure of Directors Standing for Election (years)	3.8
Chairperson Position Separate from President and CEO	Yes
Annual Election of All Directors	Yes
Stockholder Rights Plan	No
Limits on the Number of Directorships Held by Directors	Yes
Regular Executive Sessions of Independent Directors	Yes
New Director Orientation	Yes
Annual Board and Committee Self-Evaluations	Yes
Annual Review of Management Succession Plans	Yes
Code of Business Conduct and Ethics	Yes
Policies and Practices to Align Executive Compensation with Long-Term Stockholder Interests	Yes
Stock Ownership Requirements for Executive Officers	Yes
Stock Ownership Requirements for Directors	Yes
Anti-Hedging and Anti-Pledging Policies	Yes
Clawback Policy (Long-Term Incentive Awards)	Yes

Stockholder Rights and Accountability

•	Our Board is not classified and each of our directors is subject to annual reelection (we will not classify our Board in the future without the approval of our stockholders);

•	Stockholders holding at least 10% of outstanding shares have the right to call special meetings;

•	Stockholders holding a majority of outstanding shares have the right to amend, alter or repeal our Bylaws, or adopt new Bylaws;

•	Stockholders may act by written consent;

2021 Proxy Statement	14

The Board of Directors and Certain Governance Matters (continued)

•	We do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without stockholder approval;

•	We have opted out of the Maryland business combination and control share acquisition statutes and cannot opt in without stockholder approval; and

•

We actively engage with our stockholders, seek input, address questions and concerns, and provide perspective on Company policies and practices through our direct outreach to investors, our annual meetings of stockholders and regular detailed investor presentations.

Board Practices

•	A substantial majority of our directors (90% of our director nominees) are independent;

•	Each of our Audit Committee, Compensation and Management Development Committee, and Nominating and Corporate Governance Committee is composed entirely of independent directors;

•	Our Board is led by our Chairperson, and the Chairperson position is separate from our President and CEO;

•	Our Board is committed to diversity, and 40% of our director nominees represent gender and ethnically diverse populations;

•	We conduct annual Board and committee evaluations;

•	Generally, our directors are not expected to serve after reaching age 75;

•	We intend that no director serve more than 15 years on our Board, and director nominees’ average tenure is 3.8 years;

•	Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•	We have instituted limits on the number of directorships held by our directors to prevent “overboarding”;

•	We provide robust director orientation and continuing education programs;

•	The Board is committed to refreshment, and four of our 10 director nominees joined the Board since the beginning of 2018;

•	The Board regularly rotates committee members; and

•	Our Code of Business Conduct and Ethics applies to members of the Board.

Robust Stock Ownership Requirements

Our directors and executive officers are subject to stock ownership and retention requirements:

•	President and CEO: 6X base salary;

•	Executive officers: 3X base salary; and

•	Non-employee directors: 5X annual cash retainer for Board service.

See “Executive Compensation—Compensation Discussion and Analysis—Other Matters—Stock Ownership Policy” for more details.

15	2021 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that, in addition to not having a disqualifying relationship, as set forth in the NYSE rules, he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries which, in the opinion of the Board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material and whether such relationship would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Nominating and Corporate Governance Committee undertook reviews of director independence and made recommendations to our Board as to those directors meeting the requisite NYSE independence standards applicable to serve on the Board and any heightened standards to serve on a committee of the Board. As a result of these reviews, the Board has affirmatively determined that each of Jana Cohen Barbe, Bryce Blair, Richard D. Bronson, Michael D. Fascitelli, Jeffrey E. Kelter, Joseph. D. Margolis, John B. Rhea, J. Heidi Roizen, Janice L. Sears and William J. Stein is independent under all applicable NYSE standards for Board service and under our Corporate Governance Guidelines. In addition, the Board previously determined that Kenneth A. Caplan, Robert G. Harper and Barry S. Sternlicht, who served on our Board for a portion of 2020 but were not nominated for re-election at our 2020 annual meeting of stockholders, were independent under all applicable NYSE independence standards for Board service and under our Corporate Governance Guidelines.

At the committee level, the Board has affirmatively determined that each of the current members of the Audit Committee (Jana Cohen Barbe, J. Heidi Roizen, Janice L. Sears and William J. Stein) is “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that each of the current members of the Compensation and Management Development Committee (Jana Cohen Barbe, Michael D. Fascitelli, Jeffrey E. Kelter, Joseph D. Margolis and John B. Rhea) is “independent” for purposes of Section 10C(b) of the Exchange Act. The Board has also affirmatively determined that each of Richard D. Bronson and Janice L. Sears, whom the Board plans to appoint to the Compensation and Management Development Committee following the Annual Meeting, is “independent” for purposes of Section 10C(b) of the Exchange Act.

In making its independence determinations, the Board considered and reviewed all information known to it, including information identified through directors’ questionnaires.

Board Structure

Our Articles of Incorporation and our Bylaws provide that our Board will consist of such number of directors as may from time to time be fixed by the Board, but may not be more than 15 or fewer than the minimum number permitted by Maryland law, which is one.

Our Board is led by our Chairperson, and the Chairperson position is separate from our President and CEO position. We believe that the separation of the Chairperson and President and CEO positions is appropriate corporate governance for us at this time. Accordingly, Mr. Blair serves as Chairperson, while Mr. Tanner serves as our President and CEO. Following the Annual Meeting, our Board plans to appoint Mr. Fascitelli as the Chairperson of the Board, subject to his election at the Annual Meeting, and Mr. Tanner will continue to serve as our President and CEO. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, our Chairperson’s attention to Board and committee matters allows the President and CEO to focus more specifically on overseeing the Company’s day-to-day operations, as well as strategic opportunities and planning.

2021 Proxy Statement	16

The Board of Directors and Certain Governance Matters (continued)

Committees of the Board of Directors; Meetings of the Board of Directors and its Committees

Our Board has established an Audit Committee, a Compensation and Management Development Committee, a Nominating and Corporate Governance Committee and an Investment and Finance Committee. The following table provides the current membership of each of the standing Board committees.

Director	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee	Investment and Finance Committee

Bryce Blair*

Dallas B. Tanner				Member

Jana Cohen Barbe	Member	Member

Richard D. Bronson			Member	Member

Michael D. Fascitelli		Member		Chairperson

Jeffrey E. Kelter		Member	Member

Joseph D. Margolis		Member		Member

John B. Rhea		Chairperson	Member

J. Heidi Roizen	Member		Member

Janice L. Sears	Chairperson			Member

William J. Stein	Member		Chairperson

*	Chairperson of the Board (Mr. Blair informed the Company that he would not stand for re-election to our Board at the Annual Meeting).

During the year ended December 31, 2020, the Board held 13 meetings, the Audit Committee held five meetings, the Compensation and Management Development Committee held eight meetings, the Nominating and Corporate Governance Committee held four meetings and the Investment and Finance Committee held five meetings. In 2020, each director attended at least 75% of the meetings of the Board and of the committees on which he or she served as a member during the time in which he or she served as a member of the Board or such committees. All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and our annual meeting of stockholders. We expect all directors to attend any meeting of stockholders, and all of our directors attended the 2020 annual meeting of stockholders.

17	2021 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

Audit Committee

Chair:

    Ms. Sears

Additional Committee Members:

    Ms. Barbe

    Ms. Roizen

    Mr. Stein

•  All members are “independent” in accordance with our Audit Committee charter and the applicable NYSE and Exchange Act rules

•  All members are financially literate within the meaning of the NYSE rules

•  Ms. Sears, Ms. Roizen and Mr. Stein qualify as “audit committee financial experts” as defined by applicable rules of the Securities and Exchange Commission (the “SEC”)

•  Governed by a Board-approved charter

Primary Responsibilities:

•  assisting the Board with its oversight of our accounting and financial reporting process and financial statement audits;

•    assisting the Board with its oversight of our disclosure controls procedures and our internal control over financial reporting;

•  assessing the independent registered public accounting firm’s qualifications and independence;

•  engaging the independent registered public accounting firm;

•  overseeing the performance of our internal audit function and independent registered public accounting firm;

•  assisting with our compliance with legal and regulatory requirements in connection with the foregoing; and

•  overseeing our enterprise risk management program, covering exposure to risks facing the Company, including, but not limited to, financial, tax, legal and enterprise risks, and technology and information security risks, including cybersecurity, data privacy, business continuity and disaster recovery.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. See “Proposal 2—Pre-Approval Policy for Services of Independent Registered Public Accounting Firm.” The Audit Committee also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding its accounting, internal controls and auditing matters.

The Audit Committee charter is available on our website at: www.invitationhomes.com under “About Us”—“Investors”—“Corporate Governance”—“Governance Documents”—“Audit Committee Charter.”

2021 Proxy Statement	18

The Board of Directors and Certain Governance Matters (continued)

Compensation and Management Development Committee

Chair:

    Mr. Rhea

Additional Committee Members:

    Ms. Barbe

    Mr. Fascitelli

    Mr. Kelter

    Mr. Margolis

•  All members are “independent” in accordance with our Compensation and Management Development Committee charter and the applicable NYSE and Exchange Act rules

•  Governed by a Board-approved charter

Primary Responsibilities:

•  establishing and reviewing the Company’s overall compensation philosophy;

•  overseeing the goals, objectives and compensation of our President and CEO, including evaluating the performance of the President and CEO in light of those goals;

•    reviewing and determining the salaries, performance-based incentives, and other matters related to the compensation of our other executive officers;

•  making recommendations to the Board regarding director compensation;

•    approving our incentive and equity compensation plans and setting the terms of and making awards thereunder;

•    assisting the Board in review and consideration of succession plans for our officers, and establishing and evaluating plans and programs for management development; and

•   assisting with our compliance with the compensation rules, regulations and guidelines promulgated by the NYSE, the SEC and other laws, as applicable.

For a description of our process for determining compensation, including the role of the Compensation and Management Development Committee’s independent compensation consultant, see “Executive Compensation—Compensation Discussion and Analysis.”

The Compensation and Management Development Committee charter is available on our website at: www.invitationhomes.com under “About Us”—“Investors”—“Corporate Governance”—“Governance Documents”—“Compensation and Management Development Committee Charter.”

Compensation Committee Interlocks and Insider Participation. During 2020, our Compensation and Management Development Committee was composed of Mr. Rhea, Ms. Barbe, Mr. Fascitelli, Mr. Kelter and Mr. Margolis. During 2020 and as of the date of this Proxy Statement, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation and Management Development Committee or Board.

19	2021 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

Nominating and Corporate Governance Committee

Chair:

    Mr. Stein

Additional Committee Members:

    Mr. Bronson

    Mr. Kelter

    Mr. Rhea

    Ms. Roizen

•  All members are “independent” in accordance with our Nominating and Corporate Governance Committee charter and the applicable NYSE rules

•  Governed by a Board-approved charter

Primary Responsibilities:

•    developing a set of governance principles applicable to the Company and overseeing the Company’s governance policies;

•    identifying, reviewing, assessing and making recommendations to the Board as to candidates to serve on the Board and its committees;

•  considering matters related to director independence and conflicts of interest;

•  recommending those to serve as committee chairpersons;

•  overseeing the annual evaluation of the Board and management; and

•   providing oversight with respect to the Company’s environmental, social and related governance (“ESG”) strategy, initiatives and policies.

The Nominating and Corporate Governance Committee charter is available on our website at: www.invitationhomes.com under “About Us”—“Investors”—“Corporate Governance”—“Governance Documents”—“Nominating and Corporate Governance Committee Charter.”

Investment and Finance Committee

Chair: Mr. Fascitelli Additional Committee Members: Mr. Bronson Mr. Margolis Ms. Sears Mr. Tanner • Governed by a Board-approved charter

Primary Responsibilities:

•  overseeing matters related to the Company’s investments in real estate assets proposed by management;

•  overseeing the performance of the Company’s assets;

•    reviewing the Company’s investment and disposition policies, procedures, strategies and programs; and

•  reviewing the Company’s capital raising and other financing activities.

The Investment and Finance Committee charter is available on our website at: at www.invitationhomes.com under “About Us”—“Investors”—“Corporate Governance”—“Governance Documents”—“Investment and Finance Committee Charter.”

2021 Proxy Statement	20

The Board of Directors and Certain Governance Matters (continued)

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for recommending to the Board nominees for election as director, and the Board is responsible for selecting nominees for election. This nomination process occurs as part of the nomination of the slate of directors for election at our annual meeting of stockholders and at times when there is a vacancy on the Board or other need to add a director to the Board.

As part of this nomination process, the Nominating and Corporate Governance Committee weighs the characteristics, experience, independence, diversity and skills of potential candidates for election to the Board and, in considering such candidates, also assesses the size, composition and combined expertise of the Board and the extent to which the candidate would fill a present need on the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, but rather takes into account all factors it considers appropriate such as the individual’s relevant career experience, strength of character, judgment, familiarity with the Company’s business and industry, independence of thought, an ability to work collegially, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations, corporate governance background, financial and accounting background, executive compensation background, relevant industry experience and technical skills and the size, composition and combined expertise of the existing Board.

The Nominating and Corporate Governance Committee may seek referrals and/or receive recommendations from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee may also retain a search firm to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

In connection with its annual recommendation of a slate of nominees for election at the annual meeting, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the director nominees’ biographical information set forth above.

In connection with its recommendation of a slate of nominees for election at the Annual Meeting, our Nominating and Corporate Governance Committee and the Board also considered that Mr. Bronson reached the age of 76 in 2021 and determined that, because of Mr. Bronson’s expertise, valuable business insights and strong commitment to Invitation Homes, an exception to our general practice to not recommend for reelection a director following his or her 75th birthday is warranted.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under the caption “Stockholder Proposals for the 2022 Annual Meeting.”

Composition of the Board Committees

The Board, upon recommendation from the Nominating and Corporate Governance Committee, annually reviews and determines the composition of the committees. Through periodic committee refreshment, we balance the benefits derived from continuity and depth of experience with the benefits gained from fresh perspectives and enhancing our directors’ understanding of different aspects of our business.

21	2021 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

As part of our ongoing commitment to proactive Committee refreshment, following the Annual Meeting, the Board plans to appoint the following members to the standing committees (assuming all director nominees are elected).

Director	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee	Investment and Finance Committee

Michael D. Fascitelli*

Dallas B. Tanner				Member

Jana Cohen Barbe	Member	Member

Richard D. Bronson		Member	Member

Jeffrey E. Kelter			Member	Chairperson

Joseph D. Margolis		Member		Member

John B. Rhea		Chairperson		Member

J. Heidi Roizen	Member		Member

Janice L. Sears	Chairperson	Member

William J. Stein	Member		Chairperson

*	Chairperson of the Board

Corporate Governance Guidelines

We are committed to exercising strong corporate governance practices. Good governance promotes the long-term interests of our stockholders, strengthens Board and management accountability and improves our standing as a trusted member of the communities we serve.

Our governance structure and processes are guided by key governance documents, including our Corporate Governance Guidelines and committee charters, which govern the operation of the Board and its committees in the execution of their responsibilities. Our Corporate Governance Guidelines are reviewed periodically by our Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, changing regulatory requirements and issues raised by our stockholders, revised accordingly upon recommendation to and approval by our Board.

Our Corporate Governance Guidelines, committee charters, and other corporate governance information are available on our website at www.invitationhomes.com under “About Us”—“Investors”—“Corporate Governance”—“Governance Documents.” Any stockholder may also request them in print, without charge, by contacting the Corporate Secretary of Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our directors, officers and associates, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. Our Code of Conduct is posted on our website at www.invitationhomes.com under “About Us”—“Investors”—“Corporate Governance”—“Governance Documents.” Our Code of Conduct sets forth our policies and expectations on a number of topics, including, but not limited to, conflicts of interest, compliance with laws, use of our assets, gifts and entertainment, fraud, outside activities, political contributions, bribery, corruption, and business conduct and fair dealing. Our Code of Conduct is a “code of ethics,” as defined by Item 406 of Regulation S-K promulgated by the SEC. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K and within the time period required under applicable rules and regulations.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, generally take place at every regular Board meeting. In addition, at least once a year, the independent directors meet in a private session that excludes management and directors who have not been determined independent. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session.

2021 Proxy Statement	22

The Board of Directors and Certain Governance Matters (continued)

Communications with the Board

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with the Chairperson of the Board, the chairperson of any of the Audit, Compensation and Management Development, or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to Office of the Chief Legal Officer of the Company, at Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

Oversight of Risk Management

Our Board and management believe that effective risk management involves our entire corporate governance framework. Both our Board and management have key responsibilities in managing risk throughout the Company. Our Board provides overall risk oversight, both directly and through its committees, to identify and assess the major risks our Company faces, and oversees the policies and procedures for monitoring and controlling such risks.

We face various forms of risk in our business ranging from broad economic, housing market, and interest rate risks, to more specific factors, such as credit risk related to our residents, re-leasing of properties and competition for properties. See Part I. Item I. “Business—Risk Management” and Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Form 10-K”). We believe that the systems and processes developed by our experienced executive team, with the strategic counsel and stewardship of our Board, allow us to effectively monitor, manage and ultimately mitigate these risks. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The Board is supported in its risk oversight function by its Audit Committee (the committee responsible for overseeing our enterprise risk management activities), Compensation and Management Development Committee, Nominating and Corporate Governance Committee and Investment and Finance Committee. Each of these committees regularly meets with and reports to the Board. Management is responsible for identifying material risks, implementing appropriate risk management strategies, integrating risk management into our decision-making process and ensuring that information with respect to material risks is transmitted to senior executives and the Board. Members of the Board regularly meet with members of management and other key personnel who advise the Board on areas of enterprise risk, the Company’s risk mitigation and response strategies and any incidents that have arisen.

One of the most significant risks and uncertainties in 2020 and currently is the potential adverse effects of the ongoing COVID-19 pandemic. We created an internal taskforce to closely monitor the progression of COVID-19 and related developments. This team, led by our senior management, follows the guidance of local, state and national officials, as well as the Centers for Disease Control and Prevention and the World Health Organization as the COVID-19 pandemic continues to evolve. This taskforce provides regular updates to our Board. We have implemented a host of measures in response to the pandemic, including modifying the workplace and adopting new business practices to align with health protocols and changing operational realities. See “The Board of Directors and Certain Governance Matters—Response to COVID-19.” As the COVID-19 pandemic continues to disrupt business activity, our Board plays a critical role by guiding and supporting management as they adapt our operations in response to the pandemic and ensuring that the Company positions itself to emerge from the crisis stronger and more resilient.

Information technology and data security, particularly cybersecurity, are also areas of focus for our Board and its Audit Committee, as our operations are highly dependent upon information systems that support our business processes. Cyber intrusions could seriously compromise our networks and the information stored therein could be accessed, publicly disclosed, misused, lost or stolen. In the face of ever-changing and increasing cyber threats, our Board is well-positioned to guide management in the development of an effective cybersecurity risk program for our Company. The Board or its Audit Committee typically meets no less often than semi-annually with senior information technology personnel to discuss recent trends in cyber risks and reviews our strategy to defend our business systems and information against cyber attacks.

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The Board of Directors and Certain Governance Matters (continued)

The table below shows the Board’s and management’s key responsibilities in managing and overseeing risk throughout the Company.

Risk Oversight Responsibilities

Board

Risk Areas

Strategic

•  Reputation

•  Market Dynamics

•  Acquisitions & Dispositions

Operational

•  Sales & Marketing

•  Service & Delivery

•  Information Systems & Cybersecurity

•  Infrastructure & Assets

•  Hazards &
Weather

•  People

Financial

•  Financial Reporting & Internal Controls

•  Capital Structure

•  Market

•  Liquidity & Credit

•  Tax

Legal, Regulatory & Compliance

•  Environmental

•  Social

•  Governance

COVID-19

•  Market Dynamics; Acquisitions & Dispositions

•  Rental Income

•  Service & Delivery

•  People (Safety & Wellness)

•  Business Continuity

•  Liquidity & Capital Markets

Responsibilities

•  Overall oversight of the risk management process

•  Development of business strategy and major resource allocation

•  Leadership of management succession planning

•  Business conduct and compliance oversight

•  Receipt of regular reports from Board committees on specific risk oversight responsibilities

Board Committees
Audit	Compensation and Management Development	Nominating and Corporate Governance	Investment and Finance

•   Oversight of enterprise risk management activities (including technology, data and cyber security)

•   Oversight of accounting and financial reporting

•   Oversight of integrity of financial statements

•   Oversight of compliance with legal and regulatory requirements applicable to accounting and financial reporting processes

•   Oversight of the performance of internal audit function

•   Oversight of the effectiveness of internal controls

•   Oversight of registered public accounting firm’s qualifications, performance and independence

•   Oversight of compensation-related risks and overall philosophy, as further described under “Other Matters—Risk Mitigation” in our Compensation Discussion and Analysis below

•   Oversight of regulatory compliance with respect to compensation matters

•   Oversight of executive succession planning and management development

•   Overall corporate governance leadership

•   Recommendations regarding Board and Committee composition

•   Board succession planning

•   Oversight of regulatory compliance and corporate governance initiatives

•   Oversight of the evaluation of the Board

•   Oversight of ESG strategy, initiatives and policies

•   Oversight of asset portfolio and potential acquisitions and divestitures

•   Oversight of investment and financing policies and practices

•   Review of proposed equity and debt transactions, swaps and hedging transactions

•   Overall oversight of finance requirements, plans and strategies

Management

Responsibilities

•   Identify material risks

•   Implement appropriate risk management strategies

•   Integrate risk management into our decision-making process

•   Ensure that information with respect to material risks is transmitted to senior executives and the Board

2021 Proxy Statement	24

The Board of Directors and Certain Governance Matters (continued)

Sustainability Initiatives

At Invitation Homes, we are committed to creating an exceptional leasing experience for our residents and leading the single-family industry by example. As the nation’s premier home leasing company, we have an opportunity to make a profound impact by offering quality homes where our residents can feel safe and careers where our associates can thrive. Our mission, vision, and values define our daily actions in delivering on our pledge to be a responsible corporate citizen. Our mission statement, “Together with you, we make a house a home,” reflects our commitment to a resident-centric business philosophy. It is important that each day, we live out our values of Unshakeable Integrity, Genuine Care, Continuous Excellence, and Standout Citizenship as we strive to benefit our residents, our associates, our communities, and our stockholders while at the same time advancing efforts that make us more innovative and our processes more sustainable.

We believe that integrating ESG initiatives into our strategic business objectives is critical to our long-term success. In the fourth quarter of 2020, we launched a formal ESG materiality assessment to identify opportunities for us to make the biggest impact in the areas that our stakeholders prioritize. In order to ensure consistent attention and focus on ESG matters, we have created a dedicated, cross-functional ESG taskforce of associates led by executive management. As a part of their role as stewards of our company’s long-term performance, our Board plays a critical role in understanding how ESG issues affect our business strategy and performance and provides oversight with respect to our ESG initiatives and policies. This responsibility is assigned to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee works closely with management and regularly meets with and reports to the Board on our ESG strategy, initiatives, and policies. We also believe in the value of feedback, and we hold ourselves accountable. To that end, we participate in the GRESB Real Estate Assessment for a third-party evaluation of our ESG performance, and have linked this performance to the pricing of our revolving credit facility, whereby improvements in our GRESB score over time can benefit our borrowing costs under the facility. Through our integrated and ongoing approach to sustainability and corporate responsibility, we seek to drive positive change and create value for our stakeholders.

Sustainability and corporate social responsibility are vitally important to who we are as a company. Our guiding social responsibility, business, and workplace policies apply to our directors, officers, associates, and vendors, and they are posted on our website. These policies apply to all activities undertaken by or on behalf of Invitation Homes anywhere we operate. Among other things, these policies encompass areas of community and associate engagement, diversity and inclusion, human rights, corporate governance and ethics, and environmental initiatives that reflect existing and emerging standards of corporate social responsibility. Please visit our Sustainability page on www.invitationhomes.com under “About Us”—“Sustainability” for more information on our sustainability and corporate social responsibility initiatives and principles.

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The Board of Directors and Certain Governance Matters (continued)

Environmental Stewardship

Protecting the environment is critically important to us, and our corporate responsibility initiatives help limit the company’s carbon footprint and the environmental impact of our homes. We take our responsibility around carbon emissions very seriously, and we continue to look for ways to lower the level of emissions from our homes. While our residents are responsible for utilities that control energy and water usage, we take a proactive approach to improving the environmental footprint of our portfolio by, among other things:

•	Using energy-efficient ENERGY STAR® certified appliances when feasible;

•	Utilizing Smart Home technology to help residents manage their homes and reduce their energy bills;

•	Installing low-flow plumbing fixtures and greater efficiency HVAC units;

•	Installing water-saving landscape designs in arid locations;

•	Educating residents about energy-efficient practices;

•	Maintaining stocked vehicles to reduce trips to hardware stores and eliminate unnecessary travel;

•	Reducing drive times for our repair technicians by optimizing routes and triaging maintenance issues; and

•

Launching an HVAC air filter home delivery program for our residents, which may prolong the life of our HVAC systems, may reduce expenses associated with repairs, may minimize downtime associated with system failure, and may provide better air quality in the home.

As the climate continues to change, and with a portfolio located in a variety of United States markets that include coastal areas, we recognize the increased likelihood of acute weather events and other climate-related impacts to our business, operations, and homes. We take a proactive approach to protect our properties against potential risks related to climate change and business interruptions, and we recognize that we must continue to adapt our policies, objectives, and processes to improve the resiliency of our physical properties and our business.

Social Responsibility

Residents

Our success is fueled by the growing demand for high-quality, single-family homes for lease. Many things contribute to an exceptional experience for our residents – the speed and effectiveness of our service, the quality of our portfolio through our ongoing commitment to maintaining our homes, the Genuine Care we provide in each interaction, and much more. By offering quality homes in attractive neighborhoods, we believe we give residents the choice to lease a home in a community that may not have otherwise been attainable. We strive to provide our residents with a worry-free leasing lifestyle through service that includes welcoming them with a home orientation at move-in, making their lives easier with our Smart Home technology offering, and providing 24/7 maintenance combined with our best-in-class ProCare property management service platform. ProCare is an innovative platform designed to provide regular opportunities for us to inspect our assets, proactively address issues, and ensure each home continues to meet our standards.

With the safety and well-being of our residents and associates being our highest priority during the ongoing COVID-19 pandemic, we continue to follow protocols that enable teams to safely provide outstanding service to residents. These protocols include: implementing a safety training program and providing personal protective equipment for all associates; adhering to strict safety protocols for maintenance service trips; leveraging self-show and virtual-tour technology; and offering virtual options for resident move-in orientations and pre-move-out visits. Additionally, while the COVID-19 pandemic has required us to modify our property improvement and maintenance procedures to accommodate resident safety preferences, as a currently designated “essential business” we are completing all maintenance work orders unless a resident reports symptoms of or exposure to COVID-19.

In March 2020, to act on our core values of Genuine Care and Standout Citizenship, we began to offer solutions for residents experiencing financial hardship when requested, including the ongoing creation of payment plans, without late fees, for residents requiring flexibility to meet rental obligations over time. Additionally, we continue to adhere to federal, state, and local restrictions on items such as evictions, collections, rent increases, and late fees as appropriate.

2021 Proxy Statement	26

The Board of Directors and Certain Governance Matters (continued)

We also believe it is important to listen to our residents, and we take their feedback to heart on our quest to continuously enhance the Genuine Care we provide. We survey residents at each key step in their journey with Invitation Homes, such as at move-in and move-out, and after every in-person interaction they have with an Invitation Homes associate or vendor. We use this feedback to hold ourselves accountable, with all of our associates having a portion of their compensation tied directly to resident satisfaction survey scores. We also use feedback from surveys and focus groups to help inform new service offerings and enhancements we make to the resident experience. In addition to our website and resident surveys, we engage with our residents through monthly resident newsletters, blog posts, and social media campaigns and contests.

Human Capital

Associates are the backbone of our company. Nothing happens without the day-to-day dedication of our invaluable associates. Whether they are a front-line brand ambassador who represents us each and every day with our residents, or a back-of-the-house support team member who ensures we continue to move forward, our associates are our greatest asset. From our focus on associates’ wellbeing, health, and safety to our support for a diverse and inclusive culture, we treat each other fairly and act with honesty, integrity, and respect.

We passionately believe that diverse and inclusive companies make for more innovative, engaged, and happy teams. Our organization celebrates diversity and cultivates a culture of inclusion. We recognize the value of our associates and the need for the Company to build and sustain a culture where associates of diverse backgrounds and abilities contribute their unique viewpoints and perspectives to all aspects of the business. In 2020, we launched a purposeful diversity and inclusion (“D&I”) journey pursuant to which we hired a D&I leader and executed a campaign in which our associates were educated on our commitment to D&I.

As of December 2020, over 40% of our associates are female and over 42% of our associates are people of color. We currently have two active Employee Resource Groups (“ERG”), Together With Women and The Black Collective. In 2021, we will further expand our footprint with the launch of multiple ERGs and a continued focus on ensuring significant and meaningful progress against our key D&I metrics. Our D&I stance contributes to our overall business strategy and serves as a catalyst for retaining our associates, recruiting diverse talent, and building beneficial business relationships with key stakeholders. This business imperative will help us increase the diversity of our workforce, retain and upskill our talent, and enhance our company’s culture. In turn, this will progress our standing as an employer of choice and the nation’s premier home leasing company.

We value continuous dialogue with our associates. In May 2020, we launched a new monthly associate survey tool, called “Our Family. Your Voice.”, which replaced a previously used annual survey. In less than eight months’ time, the survey received more than 94% participation and has provided us with manager-level actionable feedback on several key engagement dimensions. We believe that high monthly participation rates are a strong indication of high engagement and recognition that responses will lead to meaningful action.

We recognize the value of providing regular development opportunities for our associates and help them advance their skills and knowledge. In addition to our annual compliance training campaigns, we offer more than 3,000 online learning and development videos designed to help associates build their skills.

We are committed to accelerating the development of our leaders. In 2020, we created and launched a formal leadership program called “Leadership Essentials” that marks the beginning of our journey to build capable and confident leaders that can lead and inspire a diverse workforce in an ever-changing environment. As part of Leadership Essentials training and our commitment to D&I, we included both D&I and Awareness of Unconscious Bias training for our leaders.

We take considerable steps to ensure the health, safety, and well-being of our associates. In 2019, we conducted our first annual associate engagement survey and formed teams to address underlying issues that surfaced in the results. In early 2020, we rolled out two new benefits programs—flexible work arrangements and parental leave—as a direct result of the survey. Our company’s workplace wellness initiatives, such as health and wellness services, promote healthy habits and demonstrate managerial support for associates’ physical and emotional well-being. Invitation Homes is committed to associate health and welfare by providing a competitive benefits package, including health, dental, vision, term life and disability insurance.

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The Board of Directors and Certain Governance Matters (continued)

We continue to evolve our health and safety processes to help significantly reduce on-the-job injuries and review and monitor our performance monthly. Our goal is to reduce Occupational Safety and Health Administration recordable incidents every year; and over the past three years, our workplace safety programs have successfully reduced annual on-the-job injuries from 79 to 40, or 49.4%. One of our significant programs in 2020 was to provide “Driving Safety” training for our fleet drivers covering topics like defensive driving techniques and vehicle condition and safety features. Additionally, in response to the COVID-19 pandemic, we established a taskforce that crafted a “Safe Work Playbook” and “Interim Policy Guide,” outlining a consistent way for each of our offices to return to work safely when it is appropriate to do so. We also created formal training for both our field-based and office-based associates to educate and train on these new safety practices and protocols. The majority of our office-based associates continue to work from home and will do so until we determine it is in our and their best interests to fully return to our offices.

We believe it is critically important to maintain a corporate culture that demands integrity and reflects ethical values. Everyone who works at or with Invitation Homes should feel confident about our high ethical standards, our honesty, and our integrity. Our Code of Conduct helps guide us as we collaborate to accomplish our goals together, while holding ourselves individually responsible for our work and accountable for our actions. Our Vendor Code of Conduct is an extension of our values to our vendors and serves to highlight our commitment to ethical business practices and regulatory compliance

Communities

Being a good neighbor is critical in the communities where we do business. This includes volunteering in our local communities and contributing dollars to non-profit organizations doing good in our markets. It also involves the full economic impact of our business on the community, through home renovations completed by local vendors, real estate taxes, homeowners’ association (“HOA”) fees and dues, and locally purchased goods and services. We recognize that the vitality of our business is directly linked to the vitality of the communities in which we operate. We invest in upfront renovations of our homes and maintain them to high standards through timely maintenance services. As of December 31, 2020, we and our predecessors have invested approximately $2.4 billion in the upfront renovation of homes in our portfolio. We invested approximately $39,000 per home for upfront renovations completed during the year ended December 31, 2020. Further, we maintain our homes to high standards through timely maintenance services as well as through our proprietary ProCare service. We believe that these investments benefit our communities by creating jobs, enhancing neighborhood appearance and livability, and improving the overall quality of life for our residents and their neighbors. In addition, we believe such investments improve our relationships with local communities and HOAs and enhance our brand recognition and loyalty.

We believe our values of Genuine Care and Standout Citizenship should extend beyond the walls of our offices and drive our desire to be a good neighbor in each of our communities. While we have a company-wide community impact mantra of “Go Do Good,” much of our community engagement is locally driven. We believe in empowering our associates to make an impact in the communities where they work and reside by partnering with local organizations to provide support to those in need. In addition, each year Invitation Homes associates receive 20 hours of paid time to volunteer in their communities and help their local neighbors. During 2020, many of our nonprofit partners and local organizations offered virtual volunteer experiences that provided safe social distancing options while still enabling us to make an impact, including card and gift showers for the residents and staff of senior living residences and homebound elderly citizens, mentoring and reading, delivering food to veterans and elderly citizens, contributing food and school supplies, collecting and delivering toys, cleaning beaches, and providing other needed support in their communities. We also offer an annual “There’s No Place Like Home” scholarship contest, awarding scholarships for higher learning to residents, associates, and community members.

Additionally, in 2020, we worked with a leading social impact agency to design a signature social initiative program for Invitation Homes with a targeted pilot launch date in the fall of 2021. The program, “Invitation to Your Dream Job,” will broaden access to essential jobs for diverse students who are pursuing careers in skilled trades fields and help serve as an economic driver in our markets. Once our program is fully realized, we expect to annually help 2,250 individuals and their families move toward meaningful employment and financial security. We will also work to highlight the value of these critical workers in our communities. By providing funding to trade schools across our network, we can directly help people upskill and learn trade skills while shifting the perceptions about trade careers.

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The Board of Directors and Certain Governance Matters (continued)

Corporate Governance and Ethics

We take very seriously the responsibility that individuals and organizations have chosen to invest in our company, and we strive every day to ensure that our actions result in value for these investors. We believe that ethical business practices and sound governance promote the long-term interests of our stockholders, strengthen Board and management accountability, and improve our standing as a trusted member of the communities we serve. We are committed to the principles of good corporate governance and have implemented internal policies and procedures to ensure that our governance practices are best in class and align our interests with those of our stockholders. See “The Board of Directors and Certain Governance Matters—Corporate Governance” for more information about our corporate governance practices.

We believe it is critically important to maintain a corporate culture that demands integrity and reflects our ethical values. We are committed to operating at the highest ethical level and serving as a responsible fiduciary for our stockholders. Everyone who works at or with Invitation Homes should feel confident about our high ethical standards, our honesty, and our integrity. Our daily decisions are driven by our Code of Conduct, which demonstrates our commitment to be a responsible corporate citizen and a good business partner. The Code of Conduct is supported by associate conduct policies and programs and reinforced through regular associate training. We have zero tolerance in relation to illegal or unethical conduct, and this is articulated in our relevant policies, including policies on conflicts of interest, gifts and entertainment, fraud, sanctions, outside activities, political contributions, and bribery and corruption. See “The Board of Directors and Certain Governance Matters—Code of Business Conduct and Ethics” for more information about our Code of Conduct.

Our confidential compliance hotline is a critical part of our ethics and compliance program. The hotline is available 24 hours a day, 365 days a year and is operated by a third-party compliance management provider, enabling automated and anonymous reporting. We have implemented a “whistleblower” policy that allows our associates to file reports regarding any impropriety on a confidential and anonymous basis and establishes comprehensive procedures for the receipt, retention, investigation, and treatment of reports. The reports are reviewed with our Audit Committee at meetings throughout the year. Neither our company, nor any director, officer, associate, contractor, subcontractor, or agent of the company will, directly or indirectly, discharge, demote, suspend, threaten, harass, or in any manner discriminate or retaliate against any person who, in good faith, makes a report or assists in investigating a report

We expect the same high standards of those who work with us and represent us, and our Vendor Code of Conduct is an extension of our values to our vendors and serves to highlight our commitment to ethical business practices and regulatory compliance. The Vendor Code of Conduct is posted on our website www.invitationhomes.com under “About Us”—“Sustainability”—“Governance and Ethical Business Practices”—“Vendor Practices.”

Response to COVID-19

Along with our management, our Board rapidly identified the unprecedented nature of the COVID-19 pandemic and its potential to impact the global economic environment, the industry in which we operate and the way that we conduct our business. The ultimate impacts remain unknown, but could range from macroeconomic effects, such as the potential worsening of global and United States economic conditions and the continued disruptions to, and volatility in, the credit and financial markets, consumer spending, and the market for acquisition and disposition of single-family homes, to more industry-specific effects, including depressed collection rates, higher or lower occupancy levels, restrictions on evictions, collections, rent increases, and late fees and other unanticipated consequences. As such, we are closely monitoring the impact of the ongoing COVID-19 pandemic on all aspects of our business, including operating, investment management, and capital markets activities and will continue to actively manage our response in collaboration with our residents and business partners.

We have implemented a host of measures in response to the pandemic, including modifying the workplace and adopting new business practices to align with health protocols, complying with all applicable Federal, State and local laws, and adapting to changing operational realities. With the safety and well-being of our residents and associates being our highest priority, we continue to follow protocols that enable teams to safely continue providing outstanding service to residents. Below we summarize key actions we have undertaken in response to the pandemic to protect our associates, stockholders and residents.

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The Board of Directors and Certain Governance Matters (continued)

What we do for our associates:

•  Adhere to a safety training program for all associates (“Safe Work Playbook” and “Interim Policy Guide”), outlining a consistent way for each of our offices to return to work safely when it is appropriate to do so.

•  Maintain a supply of masks, gloves, shoe covers, and hand sanitizer for field teams.

•  Adhere to strict safety protocols for maintenance service trips.

•  Offer virtual options for resident move-in orientations and pre-move-out visits.

•  Continue flexible work from home arrangements for the majority of our office-based associates until we determine it is in our and their best interests to fully return to our offices.

•  Paid a one-time appreciation bonus in the amount of $1,000 to all associates not eligible to participate in our long-term equity incentive programs.

•  Provided 100% no cost sharing of benefits for testing and treatment of COVID-19.

•  Allowed for a mid-year election changes to health care and dependent care flexible spending accounts without a qualifying life event.

•  Waived seven-day waiting period for short-term disability for associates who tested positive for COVID-19.

What we do for our stockholders:

•  Closely monitor the progression of COVID-19 and related developments via our internal taskforce.

•  Regularly inform our Board about all major aspects of our business. Our Board remains actively engaged with management and continues to meet more frequently to understand the unique challenges we are encountering.

•  Keep our stockholders updated about our actions in response to the pandemic.

•  Maintained our quarterly dividend of $0.15 per share through 2020 and increased it to $0.17 per share beginning with our first quarter 2021 dividend payment.

What we do for our residents:

•  Adhere to strict safety protocols for maintenance service trips.

•  Offer virtual options for resident move-in orientations and pre-move-out visits.

•  Leverage self-show and virtual-tour technology.

•  Offer solutions for residents experiencing financial hardship when requested, including the ongoing creation of payment plans, without late fees, for residents requiring flexibility to meet rental obligations over time.

•  Continue to adhere to Federal, State, and local restrictions on items such as evictions, collections, rent increases, and late fees as appropriate.

The COVID-19 pandemic has changed the lives of our associates, our residents, and our communities. We are proud of how our team has responded, showing resilience, innovating in real time, and demonstrating the tremendous value of our resident-centric business philosophy and commitment to community.

2021 Proxy Statement	30

COMPENSATION OF DIRECTORS

Our non-employee directors are entitled to receive cash compensation, as well as equity compensation in the form of restricted stock units (“RSUs”), for their Board service. Mr.  Tanner, our President and CEO, receives no compensation for serving on our Board.

2020 Annual Director Compensation Program

In 2020, our non-employee directors received annual compensation, as follows:

•	an annual cash retainer of $70,000, and $220,000 in the case of the Board Chairperson;

•

an additional cash retainer of $20,000 for those serving as chairpersons of the Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee and Investment and Finance Committee; and

•

an equity award of $145,000, in the form of time vesting RSUs, granted on the date of the annual stockholders meeting, which will vest in full on the date of our next annual meeting of stockholders following the grant date, subject to the director’s continued service on such vesting date, and will be in respect of a number of shares equal to the award amount divided by the closing price of our common stock on the NYSE on the grant date.

$20,000 Additional Annual Cash Retainers

for Committee Chairs

All RSUs granted to directors entitle the director to dividend equivalent payments in respect of the director’s RSUs, whether his or her RSUs are unvested or vested and not yet settled. The dividend equivalents are deliverable to the director on the regular payment date that such dividends are made to the Company’s stockholders and in the same form as delivered to such stockholders whether in cash or common stock. To date, all dividends declared on the Company’s common stock were paid in cash. In addition, our directors are not paid any fees for attending meetings; however, each director is reimbursed for reasonable travel and related expenses associated with his or her attendance at Board or committee meetings.

Our Compensation and Management Development Committee is responsible for reviewing and advising on the compensation of our non-employee directors. To assist with this duty, they have engaged an independent compensation consultant, FPL Associates, L.P. (“FPL”), to perform periodic reviews of our non-employee director compensation program, which includes an analysis of market trends and best practices and a comparison versus our peer group companies. The compensation program for our non-employee directors was last reviewed and revised in February 2020, upon recommendation of the Compensation and Management Development Committee in consultation with FPL.

Our non-employee directors who receive compensation for their service on the Board are also subject to a stock ownership policy, as described below under “Executive Compensation—Compensation Discussion and Analysis.”

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Compensation of Directors (continued)

Director Compensation Table for Fiscal 2020

The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Bryce Blair	$220,000	$145,023	$365,023

Jana Cohen Barbe	$ 70,000	$145,023	$215,023

Richard D. Bronson	$ 70,000	$145,023	$215,023

Kenneth A. Caplan(3)	—	—	—

Michael D. Fascitelli	$ 90,000	$145,023	$235,023

Robert G. Harper(3)	—	—	—

Jeffrey E. Kelter	$ 70,000	$145,023	$215,023

Joseph D. Margolis(4)	$ 42,885	$145,023	$187,908

John B. Rhea	$ 90,000	$145,023	$235,023

J. Heidi Roizen(4)	$ 42,885	$145,023	$187,908

Janice L. Sears	$ 90,000	$145,023	$235,023

Barry S. Sternlicht(4)	$ 27,115	—	$ 27,115

William J. Stein(4)	$ 55,137	$145,023	$200,160

(1)

Amount represents the aggregate grant date fair value of the directors’ annual RSU awards granted in 2020 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions discussed in Note 10 to the consolidated financial statements included in our 2020 Form 10-K. In accordance with the SEC’s rules, dividend equivalents that accrued on equity awards in 2020 are not reported above, because dividends were factored into the grant date fair value of these awards.

(2)	As of December 31, 2020, each non-employee director held 5,869 unvested RSUs, representing each director’s 2020 annual RSU award.

(3)

Kenneth A. Caplan and Robert G. Harper served on our Board for a portion of 2020, but were not nominated for re-election at our 2020 annual meeting of stockholders. Messrs. Caplan and Harper were appointed to our Board pursuant to the terms of our previous stockholders agreement (as amended and restated, the “Stockholders Agreement”) with affiliates of Blackstone. The Stockholders Agreement required us to nominate a number of individuals designated by Blackstone for election as our directors at any meeting of our stockholders, based on the percentage of Blackstone’s beneficial ownership of the outstanding shares of our common stock. Following the sale by Blackstone of all of its shares of our common stock in November 2019, the Stockholders Agreement, including the provisions relating to the nomination of directors, terminated and is no longer in effect. No director appointed pursuant to the terms of the Stockholders Agreement, Including Messrs. Harper and Caplan, received compensation for serving on our Board in 2020.

(4)

Joseph D. Margolis and J. Heidi Roizen were elected to our Board at the 2020 annual meeting of stockholders and received an annual RSU award and a portion of annual cash retainer prorated for their service on our Board from May 20, 2020 to December 31, 2020. Barry S. Sternlicht served on our Board for a portion of 2020, but was not nominated for re-election at our 2020 annual meeting of stockholders. Mr. Sternlicht received a portion of annual cash retainer prorated for his service on our Board from January 1, 2020 to May 20, 2020. Mr. Stein received compensation for Board service following his election at the 2020 annual meeting of stockholders due to the termination of the Stockholders Agreement. Mr. Stein received an annual RSU award and a portion of annual cash retainer prorated for his service on our Board and as the Chair of the Nominating and Corporate Governance Committee from May 20, 2020 to December 31, 2020.

2021 Proxy Statement	32

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for 2021. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will also have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

In connection with the audit of our 2020 consolidated financial statements, we entered into an agreement with Deloitte, which sets forth the terms by which Deloitte performed audit services for the Company. The following table presents fees for professional services rendered by Deloitte for the audit of our financial statements for 2020 and 2019, and for fees billed for other services rendered by Deloitte during those periods.

($ in thousands)	2020	2019

Audit fees(1)	$1,529	$1,644

Audit-related fees(2)	218	329

Tax fees(3)	266	357

Total	$2,013	$2,330

(1)

Includes the aggregate audit fees recognized in each of the last two fiscal years for professional services rendered for the audits of the Company’s annual consolidated financial statements and the reviews of quarterly condensed consolidated financial statements.

(2)

Includes audit-related fees recognized in 2020 for professional services rendered in connection with (1) the audits of a joint venture for which we are the managing member and (2) review of prospectus information filed with the SEC related to a primary offering of our common stock and ongoing maintenance of our at-the-market equity offering program. Includes audit-related fees recognized in 2019 for professional services rendered in connection with (1) the audits of our 401(k) plan and a joint venture for which we are the managing member and (2) review of information included in other documents filed or to be filed with the SEC related to equity offerings and issuances (e.g., registration statements and prospectus information relating to secondary offerings of our common stock and our at-the-market equity offering program as well as fees related to ongoing maintenance of such equity offering programs).

(3)	Includes the aggregate tax fees recognized in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning.

All of the services covered under the captions “Audit fees,” “Audit-related fees,” and “Tax fees” were pre-approved by the Audit Committee. We paid no fees to Deloitte in 2020 or 2019 other than the Audit fees, Audit-related fees and Tax fees set forth in the table above. The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte’s independence and concluded that it was.

33	2021 Proxy Statement

Proposal No. 2—Ratification of Independent Registered Public Accounting Firm (continued)

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to its approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and, except where services may be pre-approved under authority delegated by the Audit Committee, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. The Audit Committee has delegated to its Chairperson the authority to review and pre-approve any such services between the Audit Committee’s regular meetings, and any such pre-approval will be subsequently considered and ratified by the Audit Committee at its next regularly scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2021.

2021 Proxy Statement	34

PROPOSAL NO. 3—NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding advisory vote, the compensation paid to our named executive officers as disclosed in this Proxy Statement. While the results of the vote are non-binding and advisory in nature, the Compensation and Management Development Committee and the Board intend to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”

In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in “Compensation Discussion and Analysis,” as well as the discussion regarding the Compensation and Management Development Committee in “The Board of Directors and Certain Governance Matters—Committees of the Board of Directors; Meetings of the Board of Directors and its Committees—Compensation and Management Development Committee.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

35	2021 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters—Committees of the Board of Directors; Meetings of the Board of Directors and its Committees—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Janice L. Sears, Chairperson

Jana Cohen Barbe

J. Heidi Roizen

William J. Stein

2021 Proxy Statement	36

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Compensation and Management Development Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Management Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC.

Submitted by the Compensation and Management Development Committee of the Board of Directors:

John B. Rhea, Chairperson

Jana Cohen Barbe

Michael D. Fascitelli

Jeffrey E. Kelter

Joseph D. Margolis

37	2021 Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is certain information regarding each of our current executive officers.

  DALLAS B. TANNER

Title: President and Chief Executive Officer

Age: 40

Mr. Tanner has served as our President and CEO and a Board member since January 2019. As a founding member of our business, Mr. Tanner has been at the forefront of creating the single-family rental industry. Since the founding of Invitation Homes in April 2012, he has served as Executive Vice President and Chief Investment Officer, and from August 2018 to January 2019 as Interim President. Prior to our IPO in February 2017, he served on the boards of the IH Holding Entities. Mr. Tanner has almost 20 years of real estate experience through the establishment of numerous real estate platforms. In 2005, he founded Treehouse Group, for which he privately sourced funds for platform investments, including single-family rental homes, multifamily properties, manufactured housing, residential land, bridge financing and property management. Mr. Tanner continues to be involved in Treehouse Group’s interest in Pathfinder Ventures, a Southwest-focused commercial real estate fund. In addition, he was a partner in a successful acquisition of First Scottsdale Bank of Arizona. Mr. Tanner served on the Maricopa County (Arizona) Flood Control Board and on the advisory board of First Scottsdale Bank. He is actively involved in American Indian Services and served as a missionary in the Netherlands and Belgium.

  ERNEST M. FREEDMAN

Title: Executive Vice President and Chief Financial Officer

Age: 50

Mr. Freedman has served as our Executive Vice President and Chief Financial Officer since October 2015. Mr. Freedman previously served as Executive Vice President and Chief Financial Officer of Apartment Investment and Management Company (“Aimco”) from 2009 to 2015. Mr. Freedman joined Aimco in 2007 as Senior Vice President of Financial Planning and Analysis and served as Senior Vice President of Finance from February 2009 to November 2009, where he was responsible for financial planning, tax, accounting and related areas. From 2004 to 2007, Mr. Freedman served as Chief Financial Officer of HEI Hotels and Resorts. From 2000 to 2004, Mr. Freedman was at GE Real Estate in a number of capacities, including operations controller and finance manager for investments and acquisitions. From 1993 to 2000, Mr. Freedman was with Ernst & Young, LLP, including one year as a senior manager in the real estate practice. Mr. Freedman is a certified public accountant.

  MARK A. SOLLS

Title: Executive Vice President, Chief Legal Officer and Secretary

Age: 64

Mr. Solls has served as our Executive Vice President, Chief Legal Officer and Secretary since August 2015. Mr. Solls previously served as Senior Vice President and General Counsel of DentalOne Partners, Inc., a dental service management organization, from August 2012 to July 2015. From April 2011 to July 2012, Mr. Solls served as a Legal Consultant to Susan G. Komen for the Cure Breast Cancer Foundation. Mr. Solls served as Executive Vice President and General Counsel of Concentra Inc., a healthcare management company, from August 2006 to January 2011. From September 2002 to May 2006, Mr. Solls served as Executive Vice President and General Counsel for Wyndham International, Inc., a leading hotel company. From 1998 to 2002, Mr. Solls served as Vice President and General Counsel of DalTile International Inc., a leading manufacturer and distributor of ceramic tile.

2021 Proxy Statement	38

Executive Officers of the Company (continued)

  CHARLES D. YOUNG

Title: Executive Vice President and Chief Operating Officer

Age: 52

Mr. Young has served as our Executive Vice President and Chief Operating Officer since November 2017. From March 2015 until we completed the Merger, Mr. Young served as the Chief Operating Officer of SWH and, from June 2013 to March 2015 was Senior Vice President—West Division of SWAY Management LLC, SWH’s previous external manager. Mr. Young was previously the Regional Vice President, Eastern Region of Waypoint Real Estate Group HoldCo, LLC (the “Waypoint Manager”), a company he joined in 2012. Prior to joining the Waypoint Manager, Mr. Young was Executive Vice President at Mesa Development from 2003 to 2012, a national real estate developer, investor and service provider with a focus on complex mixed-use residential opportunities. Before Mesa, Mr. Young worked for Goldman, Sachs & Co. in their Real Estate Principal Investment Area (Whitehall) and Development Investment Banking Division, focusing on mergers and acquisitions. Mr. Young also created and managed two entrepreneurial ventures. He co-founded and was a managing director of The Kaleidoscope Group, L.L.C., a strategic diversity and management consulting firm, and he managed K.G. Holdings, LLC, a real estate holding and management firm. Before starting his career in real estate and investment banking, Mr. Young spent several years as a professional football player in the National Football League and the World Football league. He is a member of the Floor and Décor board of directors and an independent board member of Federal Home Loan Bank of Chicago and a member of the Stanford Board of Trustees.

39	2021 Proxy Statement

EXECUTIVE COMPENSATION—

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section provides an overview of compensation and discusses compensation policies and programs for the following executive officers of the Company (our named executive offices, each an “NEO” and, collectively, the “NEOs”):

•	Dallas B. Tanner, our President and CEO;

•	Ernest M. Freedman, our Executive Vice President and Chief Financial Officer;

•	Mark A. Solls, our Executive Vice President, Chief Legal Officer and Secretary; and

•	Charles D. Young, our Executive Vice President and Chief Operating Officer.

Executive Summary

Our vision is to be the premier choice in home leasing by continuously enhancing our residents’ living experience, and continuing to make significant contributions to economic growth, job creation and the vitality of the local communities we serve. In 2020, we helped provide stability in turbulent times by delivering high-quality homes and Genuine Care to residents throughout the COVID-19 pandemic. We kept residents and associates safe by reacting quickly to enhance safety protocols and leverage unique elements of our operating platform like self-show technology. We also created solutions for residents experiencing financial hardship by offering flexible payment plans that allowed residents to continue enjoying the Invitation Homes living experience while meeting their lease obligations over time. See “The Board of Directors and Certain Governance Matters—Response to COVID-19.” Alongside the positive impact we made with residents and communities, we delivered strong financial results for our stockholders. In successfully executing our business strategy and increasing dividends over time, we continue to achieve strong total shareholder returns (“TSR”).

(1)

TSR represents growth in the value of an investment in the Company’s shares of common stock due to share price appreciation or depreciation and dividends paid, assuming the contemporaneous reinvestment of dividends on their ex-dividend dates. Data is for the period from February 1, 2017 through December 31, 2020.

The overarching goal of our executive compensation program is to motivate our leaders to achieve our key strategic priorities and focus on long-term value creation for our stockholders. Our executive compensation program is designed to reward for financial performance and specific business results, mitigate material risks and align with stockholder interests by having a significant portion composed of long-term equity-based awards.

2021 Proxy Statement	40

Executive Compensation—Compensation Discussion and Analysis (continued)

We set pay levels commensurate with performance and the need to attract and retain high quality talent, and we consider many factors in setting executive compensation, including the advice of the Compensation and Management Development Committee’s consultant, level of pay relative to the Company’s other executives, competitive market data and Company and individual performance and results.

As part of determining executive compensation, the Compensation and Management Development Committee reviews our goal-setting processes to ensure targets are rigorous, yet attainable, thereby incentivizing performance. In determining 2020 executive compensation, the Compensation and Management Development Committee considered a balanced mix of metrics for our annual and long-term incentive plans to measure the Company’s performance, our ESG progress, as well as individual executive performance. The Compensation and Management Development Committee also considered the impact of COVID-19 on macroeconomic conditions and ongoing changing operational realities when considering discretionary adjustments to plan design in 2020.

As a result of the COVID-19 pandemic, it became apparent that one of our goals, year-over-year Same Store Core Revenue Growth, would likely not be attainable. However, at the expense of maximizing short-term revenue growth, it was critical that management demonstrate Genuine Care and Standout Citizenship by prioritizing the well-being of our residents and focusing on solutions that would increase stability and reduce the burden for residents.

Management and the Board quickly recognized the importance of helping residents navigate the crisis and believed it to be in the long-term best interests of the Company’s stockholders. Actions implemented included:

•	The creation of payment plans without late fees for residents experiencing financial hardship.

•

Strictly adhering to legislation introduced by Federal, State and local governments in response to the pandemic, including eviction moratoriums if certain criteria are met by residents, deferral of missed rent payments without incurring late fees, and restrictions on rent increases.

•

Leading with our core values of Unshakeable Integrity, Continuous Excellence, Genuine Care and Standout Citizenship, to build in flexibility with respect to rent collection rates and late fee enforcement, recognizing the hardships imposed by COVID-19 on our residents.

In the second quarter of 2020, the Compensation and Management Development Committee discussed potentially modifying the annual cash incentive program framework in a variety of ways including whether to incorporate different metrics and/or revise the performance goal for the Same Store Core Revenue Growth metric. The Compensation and Management Development Committee recognized that sacrificing short-term revenue growth and instead extending extraordinary care to residents was the appropriate way for the Company to respond to the pandemic.

After careful deliberation of various alternatives for motivating and rewarding management, the Compensation and Management Development Committee decided to maintain the same goals and framework as originally approved and modestly adjust the weightings of each category to better reflect the efforts and time spent by management to successfully navigate through the pandemic. This decision resulted in an increased emphasis on AFFO per Share and Corporate Priorities, the latter which included a variety of priorities relating to community impact, COVID-19 response, and ESG matters. The 0% payout under the Same Store Core Revenue Growth, as a result of the factors noted above, still impacts the 2020 annual cash incentive though to a slightly less degree. By adopting these changes, the Compensation and Management Development Committee recognized the focus management had on protecting overall profitability and managing the key strategic priorities enabling long term growth.

The net result is an adjusted average annual cash incentive payout for our NEOs that is approximately 14% higher than the originally approved program, though still below target and the lowest bonus payout as a percentage of target in the Company’s history.

Furthermore, in contemplating the final bonus decisions for fiscal year 2020, the Compensation and Management Development Committee considered that our NEOs would have the lowest payout as a percentage of target and that the vast majority of our associates, Field Operations, would have the highest bonus payouts as percentage of target.

Separately, the Compensation and Management Development Committee did not adjust the 2018 long-term incentive equity award program (the “2018 LTIP”) nor any of the outstanding long-term incentive programs.

41	2021 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis (continued)

Some of our key business results for 2020 were:

$1.08(1) Adjusted Funds from Operation (“AFFO”) per share, up 4.6% year-over-year. On a Generally Accepted Accounting Principles (“GAAP”) basis, $0.35 net income per diluted common share.

Enhanced Resident Loyalty

Record-high 4.6 (out of 5) average resident satisfaction survey score and Net Promoter Score (“NPS”) of 45 for full-year 2020; continued rollout of resident-friendly and environmentally friendly ancillary services, including Smart Home and HVAC filter delivery.

3.7%(2)(3) Same Store NOI Growth year-over-year. On a GAAP basis, 34.9% net income available to common stockholders growth year-over-year.

Social Impact

Provided flexible payment plans to thousands of residents to ease financial hardship related to the COVID-19 pandemic and introduced new associate training programs and benefits, including paid parental leave and flexible work programs.

97.5% Same Store average occupancy, driven by year-over-year reductions in Same Store turnover rate from 29.7% to 26.1% and in Same Store days to re-resident from 46 days to 36 days.	Leverage Reduction Reduction in net debt / annualized Adjusted EBITDAre(4) from 8.1x at December 31, 2019 to 7.3x at December 31, 2020.

(1)

See Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” in our 2020 Form 10-K for the reconciliation of AFFO to net income (loss) (as determined in accordance with GAAP), the most directly comparable GAAP measure.

(2)

Same Store NOI Growth is defined as the percentage year-over-year change in Net Operating Income (“NOI”) from our Same Store portfolio where NOI is calculated as described in our 2020 Form 10-K under Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures.” See Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” in our 2020 Form 10-K for the reconciliation of Same Store NOI to net income (loss) (as determined in accordance with GAAP), the most directly comparable GAAP measure.

(3)	“Same Store” is defined in our 2020 Form 10-K under “Defined Terms.”

(4)

See Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” in our 2020 Form 10-K for the reconciliation of Adjusted EBITDAre to net income (loss) (as determined in accordance with GAAP), the most directly comparable GAAP measure.

We maintain strong governance standards in the oversight of our executive compensation programs, including the following policies and practices that were in effect during 2020.

2021 Proxy Statement	42

Executive Compensation—Compensation Discussion and Analysis (continued)

Strong Compensation Governance

The Compensation and Management Development Committee oversees the executive compensation program and evaluates the program against competitive practices, legal and regulatory development and corporate governance trends. The Compensation and Management Development Committee has incorporated the following market-leading governance features into our program.

What We Do:	What We Don’t Do:
The majority of our executive compensation is performance-based and at-risk, tied to rigorous absolute and relative performance goals;	No employment agreements or individual change in control agreements;

We utilize a balanced mix of metrics for our annual and long-term incentive plans to measure the Company’s performance;	We do not encourage excessive risk taking (we conduct annual formal enterprise risk assessments);

We have implemented a clawback policy for long-term incentive awards to allow for the Company to seek reimbursement from our senior executives;	We do not authorize excise tax gross-ups;

We have a stock ownership policy for our executive officers and non-employee directors; and	We prohibit hedging and restrict pledging or borrowing against Company stock; and

We engage an independent compensation consultant that does not provide any other consulting or other services to the Company.	Generally, we have no executive-only perquisites such as company cars, security systems or financial planning.

2020 Advisory Vote on Executive Compensation

As discussed elsewhere in this Proxy Statement, we actively engage with our stockholders, seek their input and address questions and concerns. We maintain an open line of communication with investors on our compensation philosophy and practices and have consistently received say-on-pay support from our stockholders. The 2020 annual vote on an advisory resolution to approve the compensation of our NEOs passed with over 90% of the votes in favor. Even though we received a high level of support for our executive compensation programs, during 2020, outreach to our stockholders remained a top priority for our Board and our senior management team.

Executive Compensation Objectives and Philosophy

Our pay-for-performance compensation philosophy is set by the Compensation and Management Development Committee. Our goal is to provide compensation and incentives designed to attract and retain key executives with the qualifications to manage and lead the Company as well as to motivate them to develop professionally, contribute to the achievement of our financial goals and ultimately create and grow our equity value. Our compensation philosophy aligns our executives with our growth objectives via equity compensation and annual incentive compensation, the value of which is driven by our performance over the long and short term, respectively. All of our NEOs maintain a significant equity stake in the Company.

To achieve these objectives, we provide executive pay programs that:

•	Deliver competitive levels of compensation to attract, retain and motivate highly qualified executives;

•	Foster a strong relationship between stockholder value and executive compensation by having a significant portion of compensation composed of long-term incentive awards;

•	Emphasize performance-based compensation contingent upon achieving financial and business area performance goals; and

•	Promote our core values: Unshakable Integrity; Genuine Care; Continuous Excellence; and Standout Citizenship.

43	2021 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis (continued)

•	When designing the Company’s executive compensation plans and making individual compensation decisions, the Compensation and Management Development Committee considers several key principles:

•	Cultivate long-term value creation without taking unnecessary risks;

•	Combine both short- and long-term compensation to promote retention and create a pay-for-performance environment;

•	Emphasize at-risk pay over fixed pay, yet create a positive work environment that rewards long-term achievements; and

•	Motivate and reward for successfully executing our business strategies.

Determination of Compensation

Independent Review and Approval of Executive Compensation

The Compensation and Management Development Committee oversees and approves key aspects of executive compensation, including salaries, corporate goals and individual objectives, payouts under the annual cash incentive plan, and the size and structure of long-term incentive awards for our NEOs. The Compensation and Management Development Committee approves objectives designed to align executive pay with Company performance and stockholder interests and also seeks to provide competitive pay opportunities tied to performance and designed to retain talent, maximize stockholder value and mitigate material risk.

The Compensation and Management Development Committee does not delegate any substantive responsibility related to the compensation of NEOs and exercises its independent judgment when approving executive compensation. No member of the Compensation and Management Development Committee is a former or current officer of the Company or any of its subsidiaries. They are all independent under current NYSE listing standards.

The Compensation and Management Development Committee takes into account the aggregate amount and mix of all components of compensation when considering compensation decisions affecting the CEO and other NEOs. The Compensation and Management Development Committee considers many factors, including the advice of its independent compensation consultant, competitive market data, level of pay relative to the Company’s other executives, and the alignment of the Company’s total pay opportunity and pay outcomes with performance.

The Compensation and Management Development Committee conducts an annual evaluation process of the CEO. The Compensation and Management Development Committee determines and approves the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the CEO. The CEO does not have a role in and is not present during discussions regarding his own compensation. The CEO traditionally has a role in setting the compensation for other NEOs by providing recommendations to the Compensation and Management Development Committee. The Compensation and Management Development Committee has the discretion to accept, reject or modify the CEO’s recommendations.

The Role of the Compensation and Management Development Committee’s Independent Consultant

The Compensation and Management Development Committee has sole authority under its charter to retain advisors and consultants as it deems appropriate. The Compensation and Management Development Committee has retained FPL, a nationally recognized leader in advising public REITs on executive compensation and related matters, as its compensation consultant.

FPL attends Compensation and Management Development Committee meetings, reviews compensation data with the Compensation and Management Development Committee and participates in general discussions regarding executive compensation issues. FPL reports to the Compensation and Management Development Committee, and only at the Compensation and Management Development Committee’s direction, will work with management to develop materials and analyses essential to the Compensation and Management Development Committee’s executive compensation evaluations and determination. Such materials include competitive market assessments.

FPL regularly participates in executive sessions with the Compensation and Management Development Committee (without any of the Company’s personnel or executives present) to discuss compensation matters. FPL does not provide any other services to the Company and has no other direct or indirect business relationships with the Company. Taking these and other factors into account, the Compensation and Management Development Committee has determined that the work performed by FPL does not raise any conflicts of interest.

2021 Proxy Statement	44

Executive Compensation—Compensation Discussion and Analysis (continued)

Use of Peer Data

We are always competing for the best talent in the marketplace. Accordingly, the Compensation and Management Development Committee regularly reviews market data and pay practices and ranges of our “peer” companies to ensure that we continue to offer a relevant and competitive executive pay program each year. The Compensation and Management Development Committee believes this allows the Company to successfully attract and retain the high-quality executive talent critical to the Company’s long-term success.

The Compensation and Management Development Committee reviews the potential total compensation package for each of the executive officers against a pre-selected peer group, consisting of other publicly traded REITs, based on data compiled by FPL. Consistent with the objectives of the Company’s executive compensation program, the Compensation and Management Development Committee compares executive officer compensation against these peer companies to ensure that the Company attracts and retains highly qualified executive officers by providing a total executive compensation package that is competitive with those provided by the Company’s peers.

FPL assists the Compensation and Management Development Committee in selecting the Company’s peer group. Because there is only one public, single-family rental focused REIT of comparable size to us, only one of our direct competitors is appropriate for inclusion in our compensation peer group. To create a sufficiently robust data set by which to examine market competitive pay practices, FPL and the Compensation and Management Development Committee selected other peers based on the following primary factors: (i) focus on residential operations; (ii) similarity of size in terms of total market capitalization (between 0.5x-2.0x of our total market capitalization and such that we rank near the median of the peer group); and/or (iii) a national presence. Based on all of the foregoing factors, FPL recommended no change in peer group for 2020 and the Compensation and Management Development Committee approved the following peer group of REITs for competitive analyses of compensation that informed decisions on pay opportunities for our NEOs:

Peer Company Name	Asset Focus
American Homes 4 Rent	Single-Family Rental
Apartment Investment and Management Company	Multifamily
AvalonBay Communities, Inc.	Multifamily
Boston Properties, Inc.	Office
Camden Property Trust	Multifamily
Digital Realty Trust, Inc.	Specialty
Equity Residential	Multifamily
Essex Property Trust, Inc.	Multifamily
Extra Space Storage Inc.	Self-Storage
Healthpeak Properties, Inc.	Health Care
Mid-America Apartment Communities, Inc.	Multifamily
Realty Income Corporation	Diversified
Regency Centers Corporation	Shopping Center
Sun Communities, Inc.	Specialty
UDR, Inc.	Multifamily

In 2020, the Compensation and Management Development Committee reviewed compensation data for executives at the peer companies with positions comparable to those held by the NEOs. This data consisted of base salary, annual cash incentives, and equity award information (the latter two components on an actual and target basis), paid by each of the peer companies based on public filings as well as FPL’s proprietary database, which also includes data from the Nareit Compensation Survey (which FPL conducts). FPL’s analysis concluded that the peer companies generally have compensation programs comparable to ours, with annual bonuses typically in the form of cash and long-term compensation typically in the form of both performance vesting and time vesting equity awards. The Compensation and Management Development Committee generally uses the median levels of compensation within the peer group as an initial point of reference for setting pay and uses the market data provided by the peer group as one of several reference points useful for determining the form and amount of compensation; however, the Compensation and Management Development Committee does not specifically target a percentile for benchmarking purposes and actual

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Executive Compensation—Compensation Discussion and Analysis (continued)

compensation paid may fluctuate above/below the median of the peer group based on the Company’s performance and achievement of the goals established by the Compensation and Management Development Committee for the executive officers. The Compensation and Management Development Committee expects to review the peer group periodically and make changes as warranted and deemed appropriate.

Elements of Compensation

Our compensation program is heavily weighted towards performance-based compensation, reflecting our philosophy of increasing the long-term value of the Company and supporting strategic and operational objectives.

For 2020, the compensation framework had three main compensation program elements that assessed performance across a variety of goals and measured performance across an annual and multi-year performance period while preserving a substantial emphasis on performance-based pay. The performance-based components include a threshold, target and maximum opportunity for the annual cash incentive award and the performance vesting RSUs. The table below contains a design overview of the 2020 executive compensation program.

Element	Form	Metrics and Weighting
Base Salary	Fixed Cash	Fixed rate of pay utilized to attract and retain executives
Annual Cash Incentive	Performance-Based Cash

90% Corporate financial objectives (including AFFO per share and Same Store Core Revenue Growth year-over-year)(1), defined corporate priorities (including enhanced resident loyalty, development of Company leaders, enhanced community impact, driving shareholder engagement and returns, and response to COVID-19 pandemic with a strong focus on associate and resident safety and business continuity) and defined business unit and operational objectives

10% Individual performance goals
Long-Term Incentive Award	Performance Vesting RSUs

75% Forward-looking three-year performance period in which awards may be earned based 45% upon the compounded, annual growth rate (“CAGR”) of the Company’s TSR relative to the MSCI US REIT Index (the “TSR Relative to RMS Index CAGR”) and 30% upon Same Store NOI Growth CAGR; if earned at the end of the performance period, awards will be eligible to vest on the Certification Date (as defined below); if three-year absolute TSR is negative, TSR metric is capped at target

	Time Vesting RSUs	25% Awards vest ratably over three years

(1)	See “Annex A: Non-GAAP Reconciliations” for reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, full year.

Alignment of Pay with Performance

Our executive compensation program provides significant alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of operational and strategic goals through our short-term incentive program, as well as rigorous relative shareholder return goals through our long-term incentive program.

In 2020, approximately 70% of our CEO’s total target compensation and approximately 65% of our other NEOs’ total target compensation was at-risk and not guaranteed and 30% and 35%, respectively, was fixed (including base salary and time-based RSU grants, the latter of which vest over a three-year period, with the ultimate value subject to our share performance). To build even stronger pay-for-performance alignment with our stockholders, long-term incentive awards are predominantly “at-risk” performance-based equity awards, the ultimate value of which depends entirely on the Company’s future relative total shareholder return and three-year Same Store NOI growth. The following diagrams present the allocation of total pay among different components of our executive compensation program for our CEO and the weighted-average of each component for our other NEOs as a group.

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Executive Compensation—Compensation Discussion and Analysis (continued)

2020 Target Pay Mix – CEO	2020 Target Pay Mix – Other NEOs (Avg.)

Base Salary

Base salary compensates our NEOs for performing the requirements of their positions and provides them with a level of cash income predictability and stability with respect to a portion of their total compensation. The Compensation and Management Development Committee believes that base salaries for our NEOs should reflect market competitive levels of pay and factors unique to each executive such as experience and breadth of responsibilities, performance, individual skill set, time in the role and pay relative to peers within the Company. The Compensation and Management Development Committee increased Mr. Tanner’s base salary in 2020 from $700,000 to $800,000, and Mr. Solls’ base salary from $450,000 to $475,000 to reflect their performance in line with the market competitive levels.

Base salaries for the NEOs as of December 31, 2019 and 2020 are as follows:

Name	2019	2020	% Change
Dallas B. Tanner	$700,000	$800,000	14%
Ernest M. Freedman	$625,000	$625,000	0%
Charles D. Young	$575,000	$575,000	0%
Mark A. Solls	$450,000	$475,000	6%

2020 Annual Cash Incentive Program

In 2020, our NEOs participated in an annual cash incentive program under which each of the executives was eligible to receive an annual cash incentive based upon the achievement of certain performance criteria. The goals were comprised of corporate goals, which were shared by all NEOs, and business unit goals for all NEOs (other than Mr. Tanner, who as our CEO did not have a single business unit to oversee), which were unique to each executive. These goals were pre-established, with the majority measured objectively. Each executive was also assigned individual goals for 2020.

Each of Messrs. Tanner’s, Freedman’s, Young’s and Solls’ total award opportunity under the 2020 annual cash incentive program was designed to be based on the financial, corporate and individual objectives as set forth below:

	Dallas B. Tanner	Ernest M. Freedman	Charles D. Young	Mark A. Solls
AFFO per Share	35%	25%	25%	25%
Same Store Core Revenue Growth year-over-year	35%	25%	25%	25%
Corporate Priorities	20%	20%	20%	20%
Business Unit Goals and Objectives	N/A	20%	20%	20%
Individual Goals and Objectives	10%	10%	10%	10%

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Executive Compensation—Compensation Discussion and Analysis (continued)

The corporate financial objectives under the 2020 annual cash incentive program consisted of: (1) Total AFFO per share (“AFFO per Share,” where AFFO and FFO are calculated as described in our 2020 Form 10-K, under Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures”); and (2) Same Store Core Revenue Growth year-over-year. See “Annex A: Non-GAAP Reconciliations” for reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, full year. The corporate priorities under the 2020 annual cash incentive program consisted of: (1) an enhanced resident loyalty, which was scored based on NPS, as well as expansion of ancillary services for our residents; (2) development of Company leaders, which was based on a plan to ensure all leaders complete required training, and development of our Company’s D&I strategy; (3) enhanced community care, which was scored based on the identification of our Company’s signature social purpose, preparation for its launch in 2021 and the dissemination of our community impact to our market offices (4) driving shareholder engagement and return, which was scored based on (i) days-to-re-resident, and (ii) the development of our corporate ESG strategy; and (5) the establishment and operation of a company-wide COVID-19 taskforce, focusing on ensuring the safety and health of our associates and residents while enabling business continuity, which was added to corporate priorities mid-year.

The Compensation and Management Development Committee established specific performance goals within each of the above corporate metrics that contained a defined threshold (50%), target (100%), and maximum (150%) opportunity. Our target level generally aligned with our budget, with a bandwidth from target in which the maximum opportunity requires a high degree of performance. Annual cash incentive scores were interpolated on a straight-line basis based on actual achievement between the threshold, target and maximum levels with no payout for any performance measure that did not achieve the threshold. The diagrams below illustrate the specific goals across each corporate metric, which were established at the beginning of 2020, as well as our actual results.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Business unit goals for Messrs. Freedman, Young and Solls were tied to the strategic initiatives each business unit was focused on for the fiscal year. For leaders who run multiple business units, an average of their scores is reflected. For example, Mr. Freedman’s goals included a combination of the business units which report into him or over which he has administrative oversight: Accounting, Financial Planning and Quantitative Analysis, Internal Audit, Investor Relations and Project Management. Business unit goals addressed growth and development areas specific to each leader, such as financial goals, culture, project-based goals and talent and leadership development.

Mr. Tanner had individual goals which made up 10% of his 2020 Annual Cash Incentive. His goals were tied to five key categories: strategy and vision, leadership, organization and management development, external relationships and response to COVID-19. The first included goals to develop a plan to deepen scale in high-growth markets, evolve the resident lifestyle, embrace innovation to create efficiencies in processes and lead the development of a long-term ESG strategy. The second, leadership category, was to drive a culture that cultivates an environment in which the organization is positioned for growth, focused on value creation and is “Ready to Run.” The third, organization and management development category, included ensuring the Company has the diverse talent pipeline necessary to deliver upon our multi-year strategic plan and being an active voice and sponsor in the creation of our D&I strategy. Next, external relationships included the goal to build strong relationships with key stakeholders via participation in panels and forums to increase awareness of the single-family rental industry. Lastly, COVID-19 response included leading the Company through the pandemic with a strong focus on associate and resident health and well-being, as well as business continuity.

For Messrs. Freedman, Young and Solls, individual goals were aligned with their respective business units’ goals, including financial performance, project-based milestones, optimization of processes, associate development and engagement, resident satisfaction and COVID-19 response.

Business unit (except for Operations) and individual goal scores were based on a subjective assessment range of 1-5. In the case of Operations, business unit goal scores were based on operational metric performance vs. target including: net effective rental rate growth (as defined in our 2020 Form 10-K under “Defined Terms”), net total cost to maintain (represents the sum of recurring repairs and maintenance and recurring turnover expenses net of resident reimbursements and recurring capital expenditures), days to re-resident (as defined in our 2020 Form 10-K under “Defined Terms”) and net retention rate (represents the percentage of lease expiration count (net) in which the resident occupies the home for at least two months after the end of the expiration month). All metrics were for the Same Store portfolio. Annual cash incentive scores were interpolated on a straight-line basis based on actual achievement between the threshold, target and maximum levels with no payout for any performance measure that did not achieve the threshold.

As referenced in “Executive Compensation”—“Compensation Discussion and Analysis”—“Executive Summary,” primarily due to the impacts of the COVID-19 pandemic and prudent reprioritization of the Company’s areas of focus in light of the pandemic, the Company did not meet the performance targets for year-over-year Same Store Core Revenue Growth, resulting in a 0% payout. The pandemic resulted in deterioration of macroeconomic conditions and disruption to the health, financial and social wellbeing of many individuals, including the Company’s residents. Management and the Board recognized the importance of helping residents navigate the crisis and believed it to be in the long-term best interest of stockholders for the Company to prioritize solutions that increased stability and reduced burden for residents at the expense of maximizing short-term revenue growth. As previously noted, these solutions included the creation of payment plans without late fees for residents experiencing financial hardship. Many local, state and federal governments shared the Company’s conviction in the importance of helping individuals navigate the crisis, and the Company strictly adhered to legislation introduced by these governing bodies in response to the pandemic. These pandemic-related factors outside of the Company’s control and the corresponding response from the Company to lead with its core values of Genuine Care and Standout Citizenship directly impacted several key drivers of Same Store Revenue Growth, including rent collection rates, late fee enforcement and rental rate growth. In recognizing that sacrificing short-term revenue growth to extend extraordinary care to residents was the appropriate way for the Company to respond to the pandemic, the Compensation and Management Development Committee utilized discretion to modify the weightings of the short-term incentive compensation plan accordingly. The table below reflects the adjusted 2020 annual cash incentive program objectives for our NEOs.

	Dallas B. Tanner	Ernest M. Freedman	Charles D. Young	Mark A. Solls
AFFO per Share	47.5%	42.5%	37.5%	42.5%
Same Store Core Revenue Growth year-over-year	12.5%	12.5%	12.5%	12.5%
Corporate Priorities	30%	20%	20%	20%
Business Unit Goals and Objectives	N/A	15%	20%	15%
Individual Goals and Objectives	10%	10%	10%	10%

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Executive Compensation—Compensation Discussion and Analysis (continued)

In February 2021, the Compensation and Management Development Committee determined the results of the individual performance objectives for Mr. Tanner. Individual performance goals for each other NEO other than himself were reviewed and scored by Mr. Tanner and ultimately approved by the Compensation and Management Development Committee. Based on these individual performance scores and the achievement of the corporate and business performance objectives set forth above, the Compensation and Management Development Committee approved the following 2020 actual annual incentive awards based on the adjusted 2020 annual incentive plan design discussed previously:

Name	Target(1)	Target Award (% of FYE Base Salary)	Actual Cash Incentive as a % of Target	Amount Earned
Dallas B. Tanner	$1,200,000	150%	92.4%	$1,081,561
Ernest M. Freedman	$781,250	125%	92.7%	$ 724,414
Charles D. Young	$718,750	125%	90.3%	$ 649,031
Mark A. Solls	$475,000	100%	92.8%	$ 436,339

(1)	Based on salary as of December 31, 2020.

The amounts set forth in the table above represent the amounts our NEOs received under the annual cash incentive program based on performance in 2020, a portion of which was tied to the Compensation and Management Development Committee’s exercise of discretion. The discretionary amounts by NEO are as follows: Mr. Tanner — $272,293; Mr. Freedman — $68,945; Mr. Young — $77,265; and Mr. Solls — $41,377. These additional discretionary amounts are set forth in the “Bonus” column of the Summary Compensation Table.

2020 Long-Term (Equity) Incentive Program

On February 21, 2020, the Compensation and Management Development Committee approved a 2020 long-term incentive equity award program (the “2020 LTIP”) under the Invitation Homes Inc. 2017 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), and as of March 1, 2020, granted our NEOs equity-based awards in the form of time vesting RSUs and performance vesting RSUs. When considering the design of the 2020 LTIP, the Compensation and Management Development Committee incorporated several key design practices:

•	A majority (75%) is performance-based;

•	We target to outperform;

•	Awards are capped at target to the extent the Company’s TSR is negative across the performance period; and

•	We also provide for a portion of our awards that aid in long-term retention (time-based).

For each individual award, 75% of the 2020 LTIP RSUs at target are based on performance, of which 45% are tied to the TSR Relative to RMS Index CAGR (with a cap at target if the Company’s absolute TSR is negative) and 30% are tied to the Company’s Same Store NOI Growth CAGR. The Compensation and Management Development Committee set goals which are reasonably achievable but challenging.

The time vesting RSUs under the 2020 LTIP are scheduled to vest in equal annual installments on each of the first three anniversaries of March 1, 2020, subject to each NEO’s continued employment through the applicable vesting date, with certain limited exceptions.

The performance vesting RSUs under the 2020 LTIP may be earned based on the achievement of performance conditions over a three-year performance period from January 1, 2020 through December 31, 2022. The number of performance vesting RSUs that may be earned will be determined based on performance achieved during the specified performance period. The performance vesting RSUs may be earned based on two performance measures: (1) the TSR Relative to RMS Index CAGR for the performance period; and (2) the Company’s Same Store NOI Growth CAGR.

Under the terms of the 2020 LTIP award agreements, each of our NEOs is eligible to earn, in respect of each performance condition, a threshold, target and maximum number of performance vesting RSUs based on whether the performance criteria are achieved at threshold, target or maximum levels. The total number of performance vesting RSUs earned with respect to each performance measure is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance and up to 200% for performance at maximum levels or above. The resulting achievement will be interpolated on a straight-line basis based on actual achievement between the threshold, target and maximum levels with no payout for any performance measure that did not achieve the threshold.

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Executive Compensation—Compensation Discussion and Analysis (continued)

In general, performance vesting RSUs are earned on the date after the end of the performance period on which the Compensation and Management Development Committee certifies the extent to which the performance criteria have been achieved (the “Certification Date”). The performance vesting RSUs will vest on the Certification Date, subject to each NEO’s continued employment through such Certification Date except in the event of a qualifying involuntary termination. Any unearned performance vesting RSUs will be forfeited without consideration.

Under the 2020 LTIP, the Compensation and Management Development Committee granted time vesting and performance vesting RSUs to our NEOs in the following amounts (the number of performance vesting RSUs below reflects the number of shares at target), with the actual number of shares to be earned based on the actual achievement of the performance criteria described above.

Name	Performance Vesting RSUs(1) (Target) (#)	Time Vesting RSUs(1) (#)

Dallas B. Tanner	83,621	30,361

Ernest M. Freedman	39,216	14,238

Charles D. Young	39,216	14,238

Mark A. Solls	18,455	6,701

(1)

The closing price of our common stock on the NYSE on the next trading date following the grant date of March 1, 2020, was $29.85. Conversion to RSUs for the TSR component of the award assumes a TSR valuation factor of 115.81% for NEOs.

Status of Pre-2020 Long-Term Incentive Programs

2017 LTIP Awards

In June 2017, the Compensation and Management Development Committee approved a long-term incentive equity award program under the Omnibus Incentive Plan (the “2017 LTIP”). The 2017 LTIP provided for the grant of equity-based awards to several key employees, including Messrs. Tanner, Freedman and Solls. The awards were granted in the form of time vesting RSUs and performance vesting RSUs. Each award of 2017 LTIP RSUs was divided into three tranches (“Tranche 1,” “Tranche 2” and “Tranche 3”) and, within each tranche, 25% of the award consisted of time vesting RSUs and 75% consisted of performance vesting RSUs. Tranche 1 time vesting RSUs vested on the first anniversary of the vesting start date. Tranche 2 time vesting RSUs vested in equal installments on each of the first and second anniversaries of the vesting start date, and Tranche 3 vested on each of the first four anniversaries of the vesting start date. The final installment of time vesting RSUs vested on March 1, 2021.

The 2017 LTIP performance vesting RSUs were earned based on the achievement of performance measures over approximate one-, two- or three-year performance periods, which performance periods correspond, respectively, to the Tranche 1, Tranche 2 and Tranche 3 RSUs. The number of 2017 LTIP performance vesting RSUs earned was determined based on performance achieved during the specified performance period. Within each tranche, the 2017 LTIP performance vesting RSUs were earned based on three equally weighted performance measures: (1) the CAGR of the Company’s shareholder return (“2017 LTIP Absolute TSR”); (2) the Company’s Same Store NOI Growth CAGR; and (3) the Company’s AFFO per Share Growth CAGR.

The performance period for Tranche 3 of our 2017 LTIP ended on December 31, 2019 with total achievement on the performance vesting RSUs of approximately 140%. 50% of the performance vesting RSUs vested on February 21, 2020, and the remaining performance vesting RSUs vested on December 31, 2020.

Retention RSUs

In June 2017, the Board, upon recommendation of the Compensation and Management Development Committee, granted to each of Messrs. Tanner and Freedman 138,122 time vesting RSUs (collectively, the “Retention RSUs”). As more fully described below, 69,061 Retention RSUs of each such NEO’s awards vested on May 16, 2019, the date that was 18 months from the closing date of the Merger. The remaining portion of each such NEOs’ time vesting RSUs, will vest on June 19, 2021, subject to the NEO’s continued employment through that date.

2018 LTIP Awards

In February 2018, the Compensation and Management Development Committee approved our 2018 2018 LTIP, under the Omnibus Incentive Plan, comprising equity-based awards in the form of time vesting RSUs and performance vesting RSUs. The time vesting RSUs under the 2018 LTIP vested in equal annual installments on each of the first three anniversaries of March 1, 2018.

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Executive Compensation—Compensation Discussion and Analysis (continued)

The performance vesting RSUs under the 2018 LTIP were earned based on the achievement of performance conditions over a three-year performance period from January 1, 2018 through December 31, 2020. The number of performance vesting RSUs that were earned was determined based on performance achieved during the specified performance period. The performance vesting RSUs were earned based on two performance measures: (1) the TSR Relative to RMS Index CAGR for the performance period; and (2) the Company’s Same Store NOI Growth CAGR.

Actual performance for the two metrics included were as follows:

2018 LTIP	Target	Achievement	Payout
TSR Relative to RMS Index CAGR	+50bps	+650bps	200%
Same Store NOI Growth CAGR	5%	4.30%	65%

In general, performance vesting RSUs are earned on the Certification Date. The 2018 LTIP performance vesting RSUs vested on the Certification Date. Any unearned 2018 LTIP performance vesting RSUs were forfeited without consideration.

Under the 2018 LTIP, the Compensation and Management Development Committee granted time vesting and performance vesting RSUs to our NEOs in the following amounts (the number of performance vesting RSUs below reflects the number of shares at target), with the actual number of shares to be earned based on the actual achievement of the performance criteria described above.

Name	Performance Vesting RSUs(1) (Target) (#)	Time Vesting RSUs(1) (#)
Dallas B. Tanner	47,912	17,116
Ernest M. Freedman	47,912	17,116
Charles D. Young	47,912	17,116
Mark A. Solls	15,972	5,706

(1)

The closing price of our common stock on the NYSE on the grant date, March 1, 2018, was $21.91. Conversion to RSUs for the TSR component of the award assumes a TSR valuation factor of 112.55% for all NEOs.

2018 Supplemental Bonus Award

In February 2018, the Compensation and Management Development Committee granted to each of Messrs. Tanner, Freedman, Young and Solls a one-time supplemental award of 18,257, 18,257, 18,257 and 9,129 time vesting RSUs, respectively (collectively, the “2018 Supplemental Bonus Award”), in recognition of their leadership efforts towards the successful completion of the Merger and the ongoing work on the integration of the two companies’ businesses and operations. These RSUs vested in equal annual installments on each of the first three anniversaries of March 1, 2018.

2019 LTIP Awards

In February 2019, the Compensation and Management Development Committee approved our 2019 long-term incentive equity award program (the “2019 LTIP”), under the Omnibus Incentive Plan, comprising equity-based awards in the form of time vesting RSUs and performance vesting RSUs. The time vesting RSUs under the 2019 LTIP are scheduled to vest in equal annual installments on each of the first three anniversaries of March 1, 2019, subject to each NEO’s continued employment through the applicable vesting date, with certain limited exceptions.

The performance vesting RSUs under the 2019 LTIP may be earned based on the achievement of performance conditions over a three-year performance period from January 1, 2019 through December 31, 2021. The number of performance vesting RSUs that may be earned will be determined based on performance achieved during the specified performance period. The performance vesting RSUs may be earned based on two performance measures: (1) the TSR Relative to RMS Index CAGR for the performance period; and (2) the Company’s Same Store NOI Growth CAGR.

In general, performance vesting RSUs are earned on the Certification Date. The performance vesting RSUs will vest on the Certification Date, subject to each NEO’s continued employment through such Certification Date except in the event of a qualifying involuntary termination. Any unearned performance vesting RSUs will be forfeited without consideration.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Under the 2019 LTIP, the Compensation and Management Development Committee granted time vesting and performance vesting RSUs to our NEOs in the following amounts (the number of performance vesting RSUs below reflects the number of shares at target), with the actual number of shares to be earned based on the actual achievement of the performance criteria described above.

Name	Performance Vesting RSUs(1) (Target) (#)	Time Vesting RSUs(1) (#)
Dallas B. Tanner	67,267	24,682
Ernest M. Freedman	47,834	17,552
Charles D. Young	47,834	17,552
Mark A. Solls	20,928	7,679

(1)

The closing price of our common stock on the NYSE on the grant date, March 1, 2019, was $22.79. Conversion to RSUs for the TSR component of the award assumes a TSR valuation factor of 118.01% for NEOs.

RSU Dividends

Holders of time vesting RSUs and earned performance vesting RSUs are entitled to receive dividends or dividend equivalent payments, as applicable, to the extent dividends are declared on the Company’s common stock. Such dividends or dividend equivalent payments, as applicable, are payable on the same date and in the same form as are paid to holders of the Company’s common stock. Unearned performance vesting RSUs accrue dividend equivalents, but such dividend equivalents will only be paid to the extent the underlying performance vesting RSUs are earned and, once earned, are payable in the same form as that paid to the Company’s holders of common stock. To date, all dividends declared on the Company’s common stock were paid in cash.

RSU Covenants

Each of the NEO grantees of the RSUs is subject to restrictive covenants related to post-employment non-solicitation and non-competition for twelve months following any termination of employment and indefinite covenants covering trade secrets, confidentiality and non-disparagement. Under the LTIP award agreements, if there is a restrictive covenant violation or the NEO engages in a detrimental activity (as defined in the applicable LTIP award agreement) in the four-year period following the grant date, the NEO will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof. In addition, the LTIP RSUs are subject to clawback in the event of a restatement of the Company’s financial results due to the executive’s fraud or intentional illegal conduct where such restatement results in fewer earned performance vesting RSUs.

2019 One-Time Outperformance Equity-Based Awards

In May 2019, the Compensation and Management Development Committee approved a one-time outperformance program (“Outperformance Program”) to provide incentive to achieve significant long-term, absolute and relative stock performance. The award is capped to prevent excessive risk taking. Outperformance Program equity-based awards were granted to select key associates starting at a vice-president level and above, including the NEOs. The NEO awards were granted in the form of a class of units (collectively referred to as “OP Units”) of the Company’s operating partnership, Invitation Homes Operating Partnership LP (the “Operating Partnership”), issued under our Omnibus Incentive Plan. If the specific performance objectives of the Outperformance Program are achieved, the earned OP Units become convertible into common units of the Operating Partnership (and ultimately into shares of our common stock at NEOs’ election) following vesting. The Outperformance Program awards are earned and payable only when performance exceeds hurdles as measured by three-year TSR and requires outperforming an index of residential REITs (in which the Company is a constituent) and/or positive double-digit stockholder returns. If the performance objectives are not met, the OP Units will be cancelled.

What Makes the Outperformance Program Unique Compared to Other Long-Term Incentive Plans

The Compensation and Management Development Committee believes the Outperformance Program incorporates several unique design features that distinguish its long-term incentive design from our ongoing annual LTIP program and that of many other companies, such as:

•

Dollar Value Pool-Based Award — The Outperformance Program extends participation to approximately 50 select key associates and is capped based on a dollar value pool approach. Unlike grants of performance shares that have unlimited upside value potential based on future stock price, the Outperformance Program is capped in its value.

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Executive Compensation—Compensation Discussion and Analysis (continued)

•

Five-Year Total Vesting Requirement — The Outperformance Program is subject to long-term vesting to promote enhanced retention in addition to significant stockholder value creation. Any award ultimately earned does not fully vest until five years from program commencement.

•

Robust Performance Goals — The Compensation and Management Development Committee believes in establishing robust performance goals to motivate and reward long-term performance that leads to transformational change in support of creating increased stockholder value. To that end, the performance goals were established at a level that will award a minimum payout of 1% with respect to the TSR portion of the award (50% of the total award) if the Company achieves a 17% cumulative TSR and a minimum payout of 1% with respect to the relative TSR portion of the award (50% of the total award) if the Company outperforms the FTSE Nareit Residential Index. A maximum payout of 100% will be awarded under the Outperformance Program only if the Company realizes both a cumulative three-year 37% TSR and relative performance that exceeds the FTSE Nareit Residential Index by 25%. Performance between the minimum and maximum levels is determined based on linear interpolation.

Below is a summary of the key terms of the Outperformance Program:

Feature	Description	Objective

Performance Period	Three-year period from April 1, 2019 — March 31, 2022	Incentivizes executives to create value over the long term.

Absolute TSR Component	To earn the maximum award, the Company must deliver a cumulative TSR of 37% over the performance period.	Ensures executives create value for stockholders over the long term.

Relative TSR Component	To earn the maximum award, the Company must outperform the FTSE Nareit Residential Index by 25% over the performance period.	Prevents a high payout in the case of underperformance relative to peers.

Vesting

— 50% of earned awards vest within 60 days subsequent to the conclusion of the performance period
— 25% of Earned Awards vest on the first anniversary of the conclusion of the performance period
— 25% of Earned Awards vest on the second anniversary of the conclusion of the performance period

Promotes continued alignment of incentives between stockholders and plan participants over the long term.

Outperformance Program Award Opportunity

The table below illustrates the value of the Outperformance Program awards in aggregate based on the maximum award value, a 50% payout and on an annualized basis.

	Outperformance Program Award Pool Percentage	Aggregate Award Opportunity		Annualized Award Opportunity
NEO		50% Payout	Maximum Award Value	50% Payout	Maximum Award Value

Dallas B. Tanner	16.6%	$3,000,000	$6,000,000	$1,000,000	$2,000,000

Ernest M. Freedman	12.4%	$2,254,688	$4,509,375	$751,563	$1,503,125

Charles D. Young	12.0%	$2,170,313	$4,340,625	$723,438	$1,446,875

Mark A. Solls	6.6%	$1,200,000	$2,400,000	$400,000	$800,000

The values under the annualized award opportunity have been amortized over the three-year performance period to provide a depiction of the way the Compensation and Management Development Committee views each NEO’s participation in this one-time program.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Earning and Vesting of Outperformance Program Awards

The following chart illustrates the timeline of the one-time Outperformance Program awards.

2021 Compensation Decisions

In February 2021, the Compensation and Management Development Committee approved our 2021 long-term incentive equity award program (the “2021 LTIP”) under the Omnibus Incentive Plan, and as of March 1, 2021, granted our NEOs equity-based awards in the form of time vesting RSUs and performance vesting RSUs. The time vesting RSUs are scheduled to vest in equal annual installments on each of the first three anniversaries of March 1, 2021, subject to the NEO’s continued employment through the applicable vesting date (with certain limited exceptions).

The performance vesting RSUs may be earned based on the achievement of performance conditions over a three-year performance period from January 1, 2021 through December 31, 2023. The number of performance vesting RSUs that may be earned will be determined based on performance achieved during the specified performance period. The performance vesting RSUs may be earned based on two performance measures: (1) the compounded annual growth rate of the Company’s shareholder return relative to the MSCI US REIT Index for the performance period; and (2) the compounded annual growth rate of the Company’s net operating income for an identified population of homes

In establishing 2021 executive compensation, our Compensation and Management Development Committee considered market data relative to the peer group and the performance, changes to the responsibilities of our executive officers, and level of pay relative to the Company’s other executives, and approved increases to several compensation components for our NEOs as discussed below.

Mr. Tanner

As previously disclosed, upon being named CEO in January 2019, Mr. Tanner’s initial compensation reflected his position as a newly promoted CEO and was targeted at a relative pay level that generally aligned with the lower quartile of our peers. Last year we noted that the Compensation and Management Development Committee would increase Mr. Tanner’s pay commensurate with his performance and tenure as part of a pre-defined, multi-year strategy for adjusting his compensation. In light of Mr. Tanner’s increased tenure and exceptional performance, further evidenced by the Company’s strong relative and sustained outperformance of over 4,000 basis points in total shareholder return compared to the MSCI US REIT Index, the Compensation and Management Development Committee adjusted Mr. Tanner’s 2021 target compensation opportunity. The Compensation and Management Development Committee increased Mr. Tanner’s base salary in 2021 from $800,000 to $900,000, and increased his target 2021 LTIP award opportunity (75% which is tied to future three-year performance goals) from $3.625 million to $6.5 million.

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Executive Compensation—Compensation Discussion and Analysis (continued)

(1)	Data is for the period from January 16, 2019 through December 31, 2020.

The Compensation and Management Development Committee increased Mr. Tanner’s base salary in 2021 from $800,000 to $900,000, and increased his target 2021 LTIP award opportunity (75% which is tied to future three-year performance goals) from $3.625 million to $6.5 million.

Mr. Freedman

The Compensation and Management Development Committee increased Mr. Freedman’s base salary in 2021 from $625,000 to $650,000 and increased his target 2021 LTIP award opportunity (75% of which is tied to future three-year performance goals) from $1.7 million to $1.8 million.

Mr. Young

The Compensation and Management Development Committee increased Mr. Young’s base salary in 2021 from $575,000 to $650,000 and increased his target 2021 LTIP award opportunity (75% of which is tied to future three-year performance goals) from $1.7 million to $1.8 million.

Mr. Solls

The Compensation and Management Development Committee increased Mr. Solls’ target 2021 LTIP award opportunity (75% of which is tied to future three-year performance goals) from $800,000 to $825,000. No changes were made to Mr. Solls’ base salary or cash bonus.

In addition, the Compensation and Management Development Committee decided certain key officers’, including NEOs’, annual cash incentive program maximum opportunity would increase to 200% from 150% on a go-forward basis, to better align with peers and drive stronger pay for performance.

Other Matters

Risk Mitigation

The Compensation and Management Development Committee has discussed the concept of risk as it relates to our compensation programs with management and FPL, and the Compensation and Management Development Committee does not believe the goals, or the underlying philosophy, of our compensation programs encourage excessive or inappropriate risk taking. The Company’s incentive compensation programs contain appropriate risk mitigation factors, including award caps, multiple performance metrics, clawback features and ranges of awards. The share ownership and retention guidelines also mitigate risk. The Compensation and Management Development Committee regularly reviews the incentive compensation plans to ensure they are designed to create and maintain stockholder value and do not encourage excessive risk.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Clawback Policy

RSUs granted under our long-term incentive plans are subject to clawback in the event of a restatement of the Company’s financial results due to the executive’s fraud or intentional illegal conduct where such restatement results in fewer earned performance vesting RSUs.

Anti-Hedging and Anti-Pledging Policies

The Company’s directors, officers and employees may not engage in hedging transactions with respect to the Company’s securities, including engaging in transactions in forward contracts, equity swaps, collars, exchange funds, puts, calls, options and other derivative securities or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of the Company’s securities. In addition, the Company’s officers may not purchase the Company’s securities on margin, borrow against any account in which the Company’s securities are held or pledge the Company’s securities as collateral for a loan. Company directors who wish to pledge the Company’s securities as collateral for a loan must first submit a request for approval to the Office of the Chief Legal Officer prior to the execution of the documents evidencing the proposed pledge. The Office of the Chief Legal Officer is under no obligation to approve any request for pre-clearance and may determine not to permit the arrangement for any reason. Currently, there are no outstanding pledges of the Company’s securities by our directors.

Stock Ownership Policy

We have adopted a stock ownership policy under which each of the Company’s NEOs and each non-employee director serving on the Board who is eligible to receive compensation for his or her service on the Board or committee thereof is expected to own shares of our common stock equal in market value to a specified multiple of his or her annual base salary or cash retainer, as applicable. Under this policy, our President and CEO is expected to own equity in an amount equal to six times his or her annual base salary, the other officers are required to own equity in an amount equal to three times his or her annual base salary and the compensated non-employee directors are required to own equity in an amount equal to five times his or her annual cash retainer for serving on the Board (exclusive of any cash payable for service on a committee of the Board or as a chairperson of the Board or committee of the Board). The ownership requirement is expected to be satisfied within five years of the date that the person becomes subject to the policy. In addition, the stock ownership policy provides that, until such person satisfies the ownership requirement, he or she is required to retain at least 50% of the equity such person holds that qualifies toward the ownership requirement and, once the ownership requirement is met, the person must retain the requisite level of equity for so long as he or she is subject to the policy. As of the Record Date, all of our directors and NEOs are in compliance with the Stock Ownership Policy.

Executive Severance Plan

In June 2017, we adopted a severance plan for employees of the Company at the level of Senior Vice President and above and selected by the Compensation and Management Development Committee (the “Severance Plan”). Each of our NEOs participates in the Severance Plan. As a condition to becoming eligible for benefits under the Severance Plan, each participant must agree to terminate and cancel such other employment, severance protection or other individual prior agreements relating to severance or termination benefits.

The Severance Plan provides for payment of severance and other benefits to eligible executives in the event of a termination of employment with us without cause or following a constructive termination (each as defined in the Severance Plan and each, a “qualifying termination”), or for a limited number of individuals, including our NEOs, the event of a termination with us as a result of death or disability (as such terms are defined in the Severance Plan), in each case, subject to the (i) executive’s execution and non-revocation of a general release of claims in favor of the Company and (ii) continued compliance with the restrictive covenants related to post-employment non-solicitation and non-competition for 12 months following any termination of employment and indefinite covenants covering trade secrets, confidentiality and non-disparagement.

Retirement Benefits

We maintain a tax-qualified 401(k) plan, under which we match each employee’s contributions dollar-for-dollar up to 3% of such employee’s eligible earnings, and we match 50% on the next 2% of each employee’s eligible earnings contributed. All of our matching contributions are fully vested, and each NEO was eligible to participate in the 401(k) plan in 2019.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Employee Benefits

We provide a competitive benefits package to our associates. In early 2020, we rolled out two new benefits programs—flexible work arrangements and parental leave—as a direct result of our associate engagement survey. Our executive officers are eligible to participate in various benefit plans available generally to our associates. Under these plans, all associates are entitled to access to health, dental, vision, term life insurance and disability coverage. All associates, including our executive officers, are also eligible to receive vacation, sick leave and other paid holidays. We do not have ‘‘executive-only’’ benefits or perquisites.

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by our NEOs for services rendered to us during the fiscal years presented.

Name and Principal Position	Years	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Dallas B. Tanner (President and Chief Executive Officer)	2020	$800,000	$272,293	$3,625,057	—	$ 809,268	$11,400	$ 5,518,018
	2019	$700,000	—	$4,418,449	—	$1,161,566	$11,200	$ 6,291,215
	2018	$525,000	$221,267	$1,900,041	—	$ 685,150	$11,000	$ 3,342,458
Ernest M. Freedman (Executive Vice President and Chief Financial Officer)	2020	$625,000	$ 68,945	$1,700,040	—	$ 655,469	$11,400	$ 3,060,854
	2019	$625,000	—	$3,229,721	—	$ 894,245	$11,200	$ 4,760,166
	2018	$600,000	—	$1,900,041	—	$ 814,875	$11,000	$ 3,325,916
Charles D. Young (Executive Vice President and Chief Operating Officer)	2020	$575,000	$ 77,265	$1,700,040	—	$ 571,766	$11,400	$ 2,935,471
	2019	$575,000	—	$3,168,736	—	$ 785,233	$11,200	$ 4,540,169
	2018	$525,000	—	$1,900,041	—	$ 616,220	$11,000	$ 3,052,261
Mark A. Solls (Executive Vice President and Chief Legal Officer)	2020	$475,000	$ 41,377	$ 800,054	—	$ 394,962	$11,400	$ 1,722,793
	2019	$450,000	—	$1,567,397	—	$ 484,467	$11,200	$ 2,513,064
	2018	$425,000	—	$ 700,073	—	$ 451,735	$11,000	$ 1,587,808

(1)	Bonus represents the discretionary portion of the annual cash incentive award.

(2)

Amount represents the aggregate grant date fair value of the equity awards granted in 2020 calculated in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 10 to the consolidated financial statements included in our 2020 Form 10-K.

The stock award values reflected in the table above for 2020 represent the grant date fair value in respect of the time vesting RSUs and performance vesting RSUs granted under our 2020 LTIP.

As described further under “Executive Compensation—Compensation Discussion and Analysis—2020 Long-Term (Equity) Incentive Program,” of the 2020 LTIP performance vesting RSUs granted in 2020, 75% of the 2020 LTIP RSUs at target are based on performance, of which 45% are tied to the TSR Relative to RMS Index CAGR (with a cap at target if the Company’s absolute TSR is negative) and 30% are tied to the Company’s Same Store NOI Growth CAGR. The grant date fair value of the RSUs that are earned based on the Same Store NOI Growth CAGR were computed in accordance with FASB ASC Topic 718 based up on the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement, the aggregate grant date fair value of the RSUs that are earned based on Same Store NOI Growth CAGR would have been: Mr. Tanner—$2,175,050; Mr. Freedman—$1,020,034; Mr. Young—$1,020,034; and Mr. Solls—$480,048.

As the RSUs that are earned based on the TSR Relative to RMS Index CAGR are subject to market conditions as defined under FASB ASC Topic 718 and are not subject to performance conditions as defined under FASB ASC Topic 718, they have no maximum grant date fair values that differ from the grant date fair values presented in the table.

(3)

Amounts shown for 2020 represent the annual cash incentive awards earned under our 2020 annual cash incentive program as described under “Compensation Discussion and Analysis—Determination of Compensation—2020 Annual Cash Incentive Program.”

(4)	All Other Compensation for 2020 represents Company-paid matching 401(k) plan contributions.

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Executive Compensation—Compensation Discussion and Analysis (continued)

2020 Grants of Plan-Based Awards Table

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Name	Type	Grant Date	Threshold ($)(2)	Target ($)	Max ($)	Threshold (#)(2)	Target (#)	Max (#)
Dallas B. Tanner				$60,000	$1,200,000	$1,800,000	—	—	—	—	—
	2020 LTIP Time Vesting RSUs	Time	3/1/2020	—	—	—	—	—	—	30,361	$906,276
	2020 LTIP Performance Vesting RSUs	Performance	3/1/2020	—	—	—	41,811	83,621	167,242	—	$2,718,781
Ernest M. Freedman				$39,063	$781,250	$1,171,875	—	—	—	—	—
	2020 LTIP Time Vesting RSUs	Time	3/1/2020	—	—	—	—	—	—	14,238	$425,004
	2020 LTIP Performance Vesting RSUs	Performance	3/1/2020	—	—	—	19,608	39,216	78,432	—	$1,275,036
Charles D. Young				$35,938	$718,750	$1,078,125	—	—	—	—	—
	2020 LTIP Time Vesting RSUs	Time	3/1/2020	—	—	—	—	—	—	14,238	$425,004
	2020 LTIP Performance Vesting RSUs	Performance	3/1/2020	—	—	—	19,608	39,216	78,432	—	$1,275,036
Mark A. Solls				$23,750	$475,000	$712,500	—	—	—	—	—
	2020 LTIP Time Vesting RSUs	Time	3/1/2020	—	—	—	—	—	—	6,701	$200,025
	2020 LTIP Performance Vesting RSUs	Performance	3/1/2020	—	—	—	9,228	18,455	36,910	—	$600,029

(1)

Reflects the possible payouts of cash incentive compensation under the 2020 annual cash incentive program. The actual amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and described in “Compensation Discussion and Analysis—Determination of Compensation—2020 Annual Cash Incentive Program” above.

(2)	Threshold reflects the payout associated with the minimum level of achievement that is greater than $0 or 0 RSUs.
(3)	Represents performance vesting RSUs granted as part of our 2020 LTIP. See “Compensation Discussion and Analysis—Determination of Compensation—2020 Long-Term (Equity) Incentive Program.”
(4)

Represents the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 10 to the consolidated financial statements included in our 2020 Form 10-K.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Narrative to Summary Compensation Table and 2020 Grants of Plan- Based Awards Table

Employment Arrangements

We do not have employment agreements with any of our NEOs. In August 2017, in contemplation of the Merger, each of Messrs. Tanner, Freedman and Solls entered into a letter agreement with us which became effective on November 16, 2017, upon the consummation of the Merger (the “Letter Agreements”). The Letter Agreements were intended to provide these executives with specified benefits as the Merger did not constitute a “change in control” or an “exit event” as defined under any of our compensatory or benefit plans or arrangements, including the Omnibus Incentive Plan or the Severance Plan.

For information about payments and benefits to which Messrs. Tanner and Freedman may be entitled upon qualifying employment termination events or a change in control, see “Executive Compensation—Compensation Discussion and Analysis—Potential Benefits upon a Termination or Change in Control.”

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Executive Compensation—Compensation Discussion and Analysis (continued)

Outstanding Equity Awards at 2020 Fiscal Year End

			Stock Awards

Name	Award	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)(4)(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4)(5) ($)
Dallas B. Tanner	2017 LTIP RSUs	6/23/2017	3,166	$ 94,030
	Retention RSUs	6/23/2017	69,061	$ 2,051,112
	2018 LTIP RSUs	3/1/2018	53,618	$ 1,592,455
	2018 Supplemental Bonus Award	3/1/2018	6,086	$ 180,754
	2019 LTIP RSUs	3/1/2019	16,455	$ 488,714	134,534	$3,995,660
	2019 Outperformance Plan Awards	5/1/2019			202,020	$6,000,000
	2020 LTIP RSUs	3/1/2020	30,361	$ 901,722	130,809	$3,885,027
Ernest M. Freedman	2017 LTIP RSUs	6/23/2017	3,166	$ 94,030
	Retention RSUs	6/23/2017	69,061	$ 2,051,112
	2018 LTIP RSUs	3/1/2018	53,618	$ 1,592,455
	2018 Supplemental Bonus Award	3/1/2018	6,086	$ 180,754
	2019 LTIP RSUs	3/1/2019	11,702	$ 347,549	95,668	$2,841,340
	2019 Outperformance Plan Awards	5/1/2019			151,831	$4,509,375
	2020 LTIP RSUs	3/1/2020	14,238	$ 422,869	61,346	$1,821,976
Charles D. Young	2018 LTIP RSUs	3/1/2018	53,618	$ 1,592,455
	2018 Supplemental Bonus Award	3/1/2018	6,086	$ 180,754
	2019 LTIP RSUs	3/1/2019	11,702	$ 347,549	95,668	$2,841,340
	2019 Outperformance Plan Awards	5/1/2019			146,149	$4,340,625
	2020 LTIP RSUs	3/1/2020	14,238	$ 422,869	61,346	$1,821,976
Mark A. Solls	2017 LTIP RSUs	6/23/2017	1,152	$ 34,214
	2018 LTIP RSUs	3/1/2018	17,874	$ 530,858
	2018 Supplemental Bonus Award	3/1/2018	3,043	$ 90,377
	2019 LTIP RSUs	3/1/2019	5,120	$ 152,064	41,856	$1,243,123
	2019 Outperformance Plan Awards	5/1/2019			80,808	$2,400,000
	2020 LTIP RSUs	3/1/2020	6,701	$ 199,020	28,869	$ 857,409

(1)	The time vesting RSUs are scheduled to vest as described below.
(a)	2017 LTIP time vesting RSUs: the final tranche vested on March 1, 2021.
(b)	Retention RSUs: the outstanding awards are scheduled to vest on June 19, 2021.
(c)	2018 LTIP time vesting RSUs: the outstanding awards vested on March 1, 2021.
(d)

2018 LTIP performance vesting RSUs: the performance period ended on December 31, 2020, but the awards remain subject to time vesting conditions. The amounts reported under “Number of Shares or Units of Stock That Have Not Vested” reflect the number of RSUs earned based on actual achievement under the performance measures as of the end of the applicable performance period. These awards vested upon the Certification Date and were issues, as shares of our common stock, net of tax, in February 2021.

(e)	2018 Supplemental Bonus Award RSUs: the outstanding awards vested on March 1, 2021.
(f)	2019 LTIP time vesting RSUs: the award is scheduled to vest or vested in equal annual installments on each of the first three anniversaries of the grant date of March 1, 2019.
(g)	2020 LTIP time vesting RSUs: the award is scheduled to vest in equal annual installments on each of the first three anniversaries of the grant date of March 1, 2020.

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(2)

For additional information on vesting upon specified termination and change in control events, see “Executive Compensation—Compensation Discussion and Analysis—Potential Benefits Upon a Termination or Change in Control.”

(3)	Amounts reported are based on the closing price of our common stock on the NYSE on December 31, 2020.
(4)

2019 LTIP performance vesting RSUs are earned in respect of a number of shares based on the achievement of the TSR Relative to the RMS Index CAGR and Same Store NOI Growth CAGR at the end of a specified performance period on December 31, 2021 and, thereafter, remain subject to time vesting conditions until the Certification Date. The number and market value of shares reported above reflect the portion of the 2019 LTIP performance vesting RSUs based on maximum performance of the TSR Relative to the RMS Index CAGR and maximum performance on Same Store NOI Growth CAGR, as our achievement under these measures as of December 31, 2020 was maximum and above target, respectively. The actual number of shares that will be deliverable is not yet determinable.

2020 LTIP performance vesting RSUs are earned in respect of a number of shares based on the achievement of the TSR Relative to the RMS Index CAGR and Same Store NOI Growth CAGR at the end of a specified performance period on December 31, 2022 and, thereafter, remain subject to time vesting conditions until the Certification Date. See “Executive Compensation—Compensation Discussion and Analysis—2020 Long-Term (Equity) Incentive Program.” The number and market value of shares reported above reflect the portion of the 2020 LTIP performance vesting RSUs based on maximum performance of the TSR Relative to the RMS Index CAGR and target performance on Same Store NOI Growth CAGR, as our achievement under these measures as of December 31, 2020 was above target and between threshold and target, respectively. The actual number of shares that will be deliverable is not yet determinable.

Outperformance Program awards are scheduled to vest 50% on March 31, 2022, and 25% on each of the first and second anniversaries of such date.

(5)

Outperformance Program awards were calculated using the share price as of December 31, 2020 of $29.70. The amounts reflected in the table are based on maximum performance as our achievement under both the cumulative TSR and TSR relative to the FTSE Nareit Residential Index measures was above the minimum amount as of December 31, 2020.

2020 Stock Vested Table

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Dallas B. Tanner	75,204	$2,254,095
Ernest M. Freedman	72,827	$2,185,899
Charles D. Young	53,466	$1,334,673
Mark A. Solls	27,571	$ 826,092

(1)	Represents shares acquired on the vesting of RSUs in 2020 as follows:
(a)

As to Mr. Tanner, 3,166 shares acquired on the vesting of a portion of his 2017 LTIP time vesting RSUs on March 1, 2020, 5,705 shares acquired on vesting of his 2018 LTIP time vesting RSUs on March 1, 2020, 6,086 shares acquired on vesting of his 2018 Supplemental Bonus Award on March 1, 2020, 8,227 shares acquired on the vesting of a portion of his 2019 LTIP time vesting RSUs on March 1, 2020 and 52,020 shares acquired on the vesting of a portion of his 2017 LTIP performance vesting RSUs of which half vested on February 21, 2020 and half vested on December 31, 2020.

(b)

As to Mr. Freedman, 3,166 shares acquired on the vesting of a portion of his 2017 LTIP time vesting RSUs on March 1, 2020, 5,705 shares acquired on vesting of his 2018 LTIP time vesting RSUs on March 1, 2020, 6,086 shares acquired on vesting of his 2018 Supplemental Bonus Award on March 1, 2020, 5,850 shares acquired on the vesting of a portion of his 2019 LTIP time vesting RSUs on March 1, 2020 and 52,020 shares acquired on the vesting of a portion of his 2017 LTIP performance vesting RSUs of which half vested on February 21, 2020 and half vested on December 31, 2020.

(c)

As to Mr. Young, 5,705 shares acquired on vesting of his 2018 LTIP time vesting RSUs on March 1, 2020, 6,086 shares acquired on vesting of his 2018 Supplemental Bonus Award on March 1, 2020, 5,850 shares acquired on the vesting of a portion of his 2019 LTIP time vesting RSUs on March 1, 2020, 10,948 shares acquired on the vesting of his SWH awards assumed in the Merger on March 1, 2020, and 24,877 shares acquired on the vesting of his SWH awards assumed in the Merger on March 16, 2020.

(d)

As to Mr. Solls, 1,151 shares acquired on the vesting of a portion of his 2017 LTIP time vesting RSUs on March 1, 2020, 1,902 shares acquired on vesting of his 2018 LTIP time vesting RSUs on March 1, 2020, 3,043 shares acquired on vesting of his 2018 Supplemental Bonus Award on March 1, 2020, 2,559 shares acquired on the vesting of a portion of his 2019 LTIP time vesting RSUs on March 1, 2020 and 18,916 shares acquired on the vesting of a portion of his 2017 LTIP performance vesting RSUs of which half vested on February 21, 2020 and half vested on December 31, 2020.

(2)

Amounts reported are based on the closing price of our common stock on the NYSE on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the on the closing price of our common stock on the NYSE on the last trading day prior to the vesting date. Amounts reported are shown before tax.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Potential Benefits upon a Termination or Change in Control

The following table describes the potential payments and benefits that would have been payable to our NEOs under existing plans, assuming (1) a qualifying termination of employment, (2) a change in control, (3) a qualifying termination within 24 months of a change in control, or (4) death or disability occurred, in each case, on December 31, 2020.

Because the disclosures in the table assume the occurrence of a termination or change in control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our NEOs upon a termination or change in control may vary significantly from the amounts included herein.

Name		Qualifying Termination ($)	Change in Control ($)	Qualifying Termination Within 24 Months of Change in Control ($)	Death or Disability ($)
Dallas B. Tanner
	Severance(1)	$4,000,000	—	$6,000,000	—
	Bonus(2)	$1,081,561	—	$1,081,561	$1,081,561
	Time Vesting RSUs(3)	$3,040,270	$3,885,800	$3,885,800	$3,885,800
	Performance Vesting RSUs(3)(4)	$6,886,272	$7,454,552	$12,886,563	$6,886,272
	Continuation of Benefits(5)	$24,043	—	$36,064	—
	Other Benefits(6)	$46,154	—	$46,154	—
	Total	$15,078,300	$11,340,352	$23,936,142	$11,853,633
Ernest M. Freedman
	Severance(1)	$2,109,375	—	$3,164,063	—
	Bonus(2)	$724,414	—	$724,414	$724,414
	Time Vesting RSUs(3)	$2,810,095	$3,265,782	$3,265,782	$3,265,782
	Performance Vesting RSUs(3)(4)	$5,389,689	$5,653,276	$9,283,953	$5,389,689
	Continuation of Benefits(5)	$24,043	—	$36,064	—
	Other Benefits(6)	$36,058	—	$36,058	—
	Total	$11,093,674	$8,919,058	$16,510,334	$9,379,885
Charles D. Young
	Severance(1)	$1,940,625	—	$2,910,938	—
	Bonus(2)	$649,031	—	$649,031	$649,031
	Time Vesting RSUs(3)	$664,953	$1,120,640	$1,120,640	$1,120,640
	Performance Vesting RSUs(3)(4)	$5,313,746	$5,588,382	$9,154,045	$5,313,746
	Continuation of Benefits(5)	$18,227	—	$27,340	—
	Other Benefits(6)	$33,173	—	$33,173	—
	Total	$8,619,755	$6,709,022	$13,895,167	$7,083,417
Mark A. Solls
	Severance(1)	$950,000	—	$1,425,000	—
	Bonus(2)	$436,339	—	$436,339	$436,339
	Time Vesting RSUs(3)	$323,433	$532,165	$532,165	$532,165
	Performance Vesting RSUs(3)(4)	$2,352,596	$2,447,993	$4,221,707	$2,352,596
	Continuation of Benefits(5)	$16,667	—	$16,667	—
	Other Benefits(6)	$27,404	—	$27,404	—
	Total	$4,106,439	$2,980,158	$6,659,282	$3,321,100

(1)

Severance represents a cash payment equal to the sum of the NEO’s (x) annual base salary and (y) annual cash incentive based on target performance times the multiplier applicable to such NEO, payable in equal monthly installments over the applicable severance period.

(2)

Under the Severance Plan, our NEOs are entitled to their annual cash incentive otherwise payable under the annual cash incentive program for the year in which the NEO’s termination occurred, pro-rated for days of service up to and including the termination date and based on actual performance for the year, payable concurrently with annual cash incentive payments to other employees under the applicable plan.

(3)	All share values are based on the closing price of our common stock on the NYSE on December 31, 2020.
(4)

2018 LTIP calculated at actual achievement: 200% TSR Relative to RMS Index CAGR; and 65% Same Store NOI Growth CAGR. 2019 LTIP calculated at achievement as of December 31, 2020: 200% TSR Relative to RMS Index CAGR; and 150% Same Store NOI Growth CAGR. 2020 LTIP calculated at achievement as of December 31, 2020: 145.5% TSR Relative to RMS Index CAGR; and 60% Same Store NOI Growth CAGR. Outperformance Program calculated at achievement as of December 31, 2020: 100% Relative TSR Component; and 54% Absolute TSR Component.

(5)

Under the Severance Plan, NEOs are entitled to continuation of benefits. A cash payment in an amount equal to the total amount of the monthly COBRA insurance premiums for participation in the welfare benefit programs of the Company in which the NEO participated as of his or her termination date; amounts reflect 2020 rates.

(6)	Other Benefits includes payout of unused paid time off.

63	2021 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis (continued)

Severance Plan

As discussed above, in June 2017, we adopted the Severance Plan for associates of the Company at the level of Senior Vice President and above and selected by the Compensation and Management Development Committee. Each of our NEOs participates in the Severance Plan. The Severance Plan provides for payment of severance and other benefits to eligible executives in the event of a termination of employment with us without cause or following a constructive termination (each as defined in the Severance Plan and each, a “qualifying termination”), or for a limited number of individuals, including our NEOs, the event of a termination with us as a result of death or disability (as such terms are defined in the Severance Plan), in each case, subject to the (i) executive’s execution and non-revocation of a general release of claims in favor of the Company and (ii) continued compliance with the restrictive covenants related to post-employment non-solicitation and non-competition for 12 months following any termination of employment and indefinite covenants covering trade secrets, confidentiality and non-disparagement.

In the event of a qualifying termination, in addition to specified accrued benefits, which the executive has earned but has not yet received and to which the executive is entitled, the Severance Plan provides for the following additional payments and benefits:

•	a lump-sum pro-rata annual cash incentive otherwise payable under the annual cash incentive program for the year of termination based on actual performance;

•

a cash payment equal to the sum of the executive’s (x) annual base salary and (y) annual cash incentive based on target performance (the “cash severance amount”) times the multiplier applicable to such executive (which is 2.0 for Mr. Tanner, 1.5 for Messrs. Freedman and Young and 1.0 for Mr. Solls), payable in equal monthly installments over the applicable severance period (which is 24 months for Mr. Tanner, 18 months for Messrs. Freedman and Young and 12 months for Mr. Solls); and

•	a cash payment in an amount equal to the total amount of monthly COBRA insurance premiums for continued participation in our welfare benefit programs, for a period of 12 months.

Notwithstanding the foregoing, in the event such qualifying termination occurs during the two-year period following a change in control (as defined in the Severance Plan), in addition to specified accrued benefits, which the executive has earned but has not yet received and to which the executive is entitled, the Severance Plan provides for the following payments and benefits:

•	a lump-sum pro-rata annual cash incentive otherwise payable under the annual cash incentive program for the year of termination based on actual performance;

•

a lump-sum cash payment equal to the sum of the executive’s (x) annual base salary and (y) annual cash incentive based on target performance times the multiplier applicable to such executive (which is 3.0 for Mr. Tanner, 2.25 for Messrs. Freedman and Young and 1.5 for Mr. Solls); and

•

a cash payment in an amount equal to the total amount of monthly COBRA insurance premiums for continued participation in our welfare benefit programs, for a period of 18 months for Messrs. Tanner, Freedman and Young and 12 months for Mr. Solls.

In the event of a termination of employment with us as a result of the NEO’s death or disability (as defined in the Omnibus Incentive Plan), in addition to certain accrued obligations, which the NEO has earned and to which he is entitled, the Severance Plan provides for a lump-sum pro-rata annual cash incentive for the year of termination, calculated based on the greater of (i) target annual cash incentive for the year of termination and (ii) the actual annual cash incentive paid in respect of the year prior to the year of termination.

In addition, Mr. Freedman is entitled to reimbursement of reasonable relocation expenses if his employment is terminated by us without cause following specified circumstances involving a sale or liquidation of the Company. Mr. Freedman is also entitled to the payment of any taxes he incurs with these relocation reimbursements.

Retention RSUs

Pursuant to the terms of the Retention RSU award agreements, as modified by the Letter Agreements, if the NEO’s employment is earlier terminated by us without “cause” or by the executive upon a “constructive termination” (each as defined in the applicable award agreement for the Retention RSUs), the Retention RSUs will vest on the termination date.

2021 Proxy Statement	64

Executive Compensation—Compensation Discussion and Analysis (continued)

LTIP RSUs

Time Vesting LTIP RSUs

Upon a termination of the NEO’s employment by the Company without “cause” (as defined in the award agreement applicable to the 2017, 2018, 2019 and 2020 LTIP RSUs (collectively, the “LTIP RSUs”)) or, if the NEO resigns from employment following a “constructive termination” (as defined in the award agreement applicable to the LTIP RSUs) (together with a termination without cause, a “qualifying involuntary termination”), the next installment of time vesting LTIP RSUs that would have vested on the next scheduled vesting date will vest as of the date of termination. Time vesting LTIP RSUs that are eligible to vest upon a qualifying involuntary termination are subject to the NEO’s execution and non-revocation of a release of claims in favor of the Company.

Upon a NEO’s death or a termination of the NEO’s employment by the Company following the NEO’s “disability” (as defined in the Omnibus Incentive Plan), any unvested time vesting LTIP RSUs will vest as of the date of termination. Time vesting LTIP RSUs will also continue to vest according to the original vesting schedule following the NEO’s “retirement” (as defined below) and will be subject to forfeiture if the NEO violates specified restrictive covenants agreed to with the Company and described below.

Upon a change in control, if the time vesting LTIP RSUs are assumed by the successor or acquiror and a qualifying involuntary termination occurs during the two-year period following a change in control, any then-unvested time vesting LTIP RSUs will vest. Upon a change in control, if the time vesting LTIP RSUs are not assumed by the successor or acquiror, any then-unvested time vesting LTIP RSUs will immediately vest.

For Messrs. Tanner, Freedman and Young, “retirement” is defined as a voluntary resignation of employment at such time that the NEO is at least 55 years old, the NEO has at least 10 years of continuous service and the sum of the NEO’s age and years of service equals at least 65, provided that the NEO has given at least six months’ prior notice of the NEO’s retirement. For Mr. Solls “retirement” is defined as a voluntary resignation of employment at such time that the NEO is at least 60 years old and the sum of the NEO’s age and years of service equals at least 65, provided that the NEO has given at least six months’ prior notice of the NEO’s retirement.

Performance Vesting LTIP RSUs

Performance vesting LTIP RSUs are earned on the Certification Date. These performance vesting LTIP RSUs will vest on the Certification Date, subject to the NEO’s continued employment through such Certification Date, except in the event of a qualifying involuntary termination as described below. Any unearned performance vesting LTIP RSUs will be forfeited without consideration.

Notwithstanding the foregoing, upon a qualifying involuntary termination prior to the last day of any performance period, a prorated portion of the performance vesting LTIP RSUs will remain outstanding and eligible to vest based on actual performance through the last day of the applicable performance period, based on the number of days during the applicable performance period that the NEO was employed. Any performance vesting LTIP RSUs that are earned based on actual performance will vest on, and settle as soon as practicable following, the applicable Certification Date. Upon a qualifying involuntary termination following the last day of any performance period but prior to the Certification Date, any unearned and unvested performance vesting LTIP RSUs will vest on the applicable Certification Date based on actual performance as of the end of the performance period .Upon a qualifying involuntary termination following the Certification Date where such performance vesting LTIP RSUs are subject to continued service vesting conditions, such earned but unvested performance vesting LTIP RSUs will vest on the NEO’s termination date. Performance vesting LTIP RSUs that are eligible to vest upon a qualifying involuntary termination are subject to the NEO’s execution and non-revocation of a release of claims in favor of the Company.

Upon a NEO’s death or a termination of the NEO’s employment by the Company following the NEO’s “disability,” with respect to performance vesting LTIP RSUs for which the applicable performance period has not been completed, a prorated portion of the Performance Vesting RSUs will remain outstanding and eligible to vest based on actual performance on the last day of the performance period, with such proration based on the number of days the NEO was employed during the performance period. Following the NEO’s “retirement,” a prorated number of performance vesting LTIP RSUs shall remain outstanding and eligible to become earned, based on the extent to which the performance conditions are satisfied following the completion of the performance period, with such proration based on the number of days the NEO was employed during the performance period.

65	2021 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis (continued)

Upon a change in control, the number of performance vesting LTIP RSUs that become earned will be calculated based on actual performance through the date of the change in control without proration. Any performance vesting LTIP RSUs will vest as to 50% of such earned performance vesting LTIP RSUs on the date of the change in control and, as to the remaining 50% on the first anniversary of the change in control (or, in each case, upon a qualifying involuntary termination that occurs within the two-year period following the change in control). If the awards are not assumed by the successor or acquiror, or are unable to be measured in a consistent manner, any earned performance vesting LTIP RSUs (including the performance vesting LTIP RSUs that become earned in connection with the change in control) will immediately vest as of the change in control.

2018 Supplemental Bonus Award

In the event of a qualifying termination, subject to the NEO’s execution and non-revocation of the Company’s standard form of release of claims, the next installment of Supplemental Bonus Award RSUs which could become vested in accordance with the award notice shall become vested and settled.

In the event the NEO’s employment or service with the Company is terminated by the Company following the NEO’s death or during the NEO’s disability, subject to the NEO’s or executor’s execution and non-revocation of the Company’s standard form of release of claims, the Supplemental Bonus Award RSUs shall become vested as of the termination date and settled as soon as practicable following the termination date.

In the event of a NEO’s retirement following written notice at least six months prior to the date of the NEO’s resignation, the Supplemental Bonus Award RSUs outstanding shall remain outstanding and eligible to vest so long as no Restrictive Covenant Violation occurs, as determined by the Committee, or its designee, in its sole discretion, prior to the applicable vesting date.

2019 Outperformance Program Awards

Following calculation of the award value, a number of OP Units with a value equal to the award value (obtained using the closing price per share on the date that is not later than 30 days following the last day of the applicable performance period (the “Determination Date”)) shall become earned OP Units, based on actual performance during the performance period. Any unearned OP Units shall be forfeited effective as of the last day of the performance period. 50% of the earned OP Units shall become vested on the Determination Date. An additional 25% of the earned OP Units shall become vested on the first anniversary of the last day of the performance period and the remaining 25% of the earned OP Units shall become vested on the second anniversary of the last day of the performance period, subject to continued employment on the applicable vesting date, except in the event of a qualifying involuntary termination as described below.

Notwithstanding the foregoing, upon a qualifying involuntary termination prior to the last day of any performance period, a prorated portion of the maximum award value will remain outstanding and eligible to vest based on actual performance through the last day of the applicable performance period, based on the number of days the NEO was employed during the performance period. Any OP Units that become earned OP Units following the Determination Date based on the prorated award value shall become fully vested on the Determination Date.

Upon a NEO’s death or a termination of the NEO’s employment by the Company following the NEO’s “disability,” with respect to OP Units for which the applicable performance period has not been completed, a prorated portion of the maximum award value will remain outstanding and eligible to be earned based on actual performance on the last day of the performance period, with such proration based on the number of days the NEO was employed during the performance period.

In the event of a NEO’s retirement prior to the end of the performance period, following written notice at least six months prior to the date of the NEO’s resignation, a prorated portion of the maximum award value will remain outstanding and eligible to be earned based on actual performance on the last day of the performance period. The proration would be based on the number of days the NEO was employed during the performance period. Any OP Units that become earned OP Units following the Determination Date shall remain outstanding and eligible to vest. In the event of a NEO’s retirement following the end of the performance period, with respect to any OP Units that have become earned OP Units prior to the termination date, such earned OP Units shall remain outstanding and eligible to vest.

2021 Proxy Statement	66

Executive Compensation—Compensation Discussion and Analysis (continued)

Upon a change in control, the award value will be calculated based on actual performance through the date of the change in control without proration. Earned OP Units shall become vested as to 50% as of the date of the change in control, and 50 on the first anniversary of the date of the change in control. In the event of a qualifying termination during the 12-month period immediately following a change in control, any unvested earned OP Units shall become vested as of the termination date. If the awards are not assumed by the successor or acquiror, or are unable to be measured in a consistent manner, any earned OP Units (including the earned OP units that become earned in connection with the change in control) will immediately vest as of the change in control.

Covenants

Each NEO is subject to restrictive covenants set forth in the Severance Plan, including an indefinite confidentiality covenant and covenants regarding non-competition and non-solicitation of employees and current or prospective clients or customers, in each case, at all times during employment and for up to 12 months after termination of employment.

Under the LTIP award agreements and our Outperformance Program, if there is a restrictive covenant violation or the executive grantee engages in a detrimental activity (as defined in the applicable award agreement) in the four-year period following the grant date, the executive will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information regarding the ratio of the annual total compensation for our principal executive officer to the median of the annual total compensation of all our employees (other than our principal executive officer) (the “CEO Pay Ratio”). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u).

We selected the median associate based on the 1,148 associates employed by the Company as of December 31, 2019 (excluding Mr. Tanner, our President and CEO). In identifying our median associate, we calculated the annual total target cash compensation of each associate as of December 31, 2020. Annual total target cash compensation included base salary and target bonus and was calculated using internal human resources records. We believe this consistently applied compensation measure reasonably reflects annual compensation across our employee base. We did not apply cost-of-living adjustments as part of the calculation.

The 2020 annual total compensation as determined under Item 402(c)(2)(x) of Regulation S-K for our CEO, which is the amount set forth in the “Total” column of our Summary Compensation Table, was $5,518,018. The 2020 annual total compensation as determined under Item 402(c)(2)(x) of Regulation S-K for our median associate was $60,289. Our CEO Pay Ratio was, therefore, 92 to 1.

67	2021 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020, regarding shares of our common stock that may be issued under the Omnibus Incentive Plan and the Colony Starwood Homes Equity Plan and the Starwood Waypoint Residential Trust Non-Executive Trustee Share Plan (the “SWH Equity Plans”):

	As of December 31, 2020

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by stockholders:
Omnibus Incentive Plan	3,443,109	—	9,286,860
SWH Equity Plans(4)	—	—	—
Equity compensation plans not approved by stockholders	—	—	—

Total	3,443,109	—	9,286,860

(1)

Includes shares of our common stock that may be issued upon the vesting of time vesting and performance vesting RSUs. The number of shares to be issued in respect of performance vesting RSUs has been calculated assuming maximum levels of performance will be achieved.

(2)	Because there is no exercise price associated with RSUs, no amounts are included above.
(3)	Excludes securities reflected in the Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights column above.
(4)

On November 16, 2017, in connection with the Merger, we assumed the SWH Equity Plans. As the SWH Equity Plans were previously approved by SWH’s stockholders before we assumed these plans, and as we will not make future grants or awards under these plans, they are listed as “approved by stockholders.” As such, 4,845,383 securities remaining available under the SWH Equity Plans have been excluded from the table above.

2021 Proxy Statement	68

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of the Record Date held by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors, director nominees and NEOs and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise noted, the address of each beneficial owner is 1717 Main Street, Suite 2000, Dallas, Texas 75201.

The percentages included in the following table are based on 567,650,321 shares of our common stock outstanding as of the Record Date.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Owners of More Than 5%
The Vanguard Group(1)	79,239,392	13.96%
Blackrock, Inc.(2)	46,310,336	8.16%
Cohen & Steers, Inc.(3)	36,418,040	6.42%
Directors, Director Nominees and NEOs
Bryce Blair(4)	291,412	*
Jana Cohen Barbe(4)	14,806	*
Richard D. Bronson(4)	45,016	*
Michael D. Fascitelli(4)	54,936	*
Jeffrey E. Kelter(4)	61,240	*
Joseph D. Margolis(4)	5,869	*
John B. Rhea(4)	36,556	*
J. Heidi Roizen(4)	5,869	*
Janice L. Sears(4)(5)	35,556	*
William J. Stein(4)	5,869	*
Dallas B. Tanner	185,594	*
Ernest M. Freedman	286,634	*
Charles D. Young	83,425	*
Mark A. Solls	108,180	*
All Directors and Executive Officers as a Group (14 persons)	1,220,962	*

*	Less than 1%.
(1)

As reported in a Schedule 13G/A filed with the SEC on February 10, 2021, on behalf of The Vanguard Group and its wholly-owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., the Vanguard Group has sole voting power with respect to 0 shares of our common stock, shared voting power with respect to 1,763,628 shares of our common stock, sole dispositive power with respect to 76,709,927 shares of our common stock and shared dispositive power with respect to 2,529,465 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(2)

As reported in a Schedule 13G filed with the SEC on January 29, 2021, on behalf of BlackRock Inc. and its wholly-owned subsidiaries identified therein, BlackRock Inc. has sole voting power with respect to 42,629,120 shares of our common stock, shared voting power with respect 0 shares of our common stock, sole dispositive power with respect to 46,310,336 shares of our common stock and shared dispositive power with respect to 0 shares of our common stock. The address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

As reported in a Schedule 13G/A filed with the SEC on February 16, 2021, Cohen & Steers, Inc. has sole voting power with respect to 23,581,447 shares of our common stock, shared voting power with respect to 0 shares of our common stock, sole dispositive power with respect to 36,418,040 shares of our common stock and shared dispositive power with respect to 0 shares of our common stock (including: Cohen & Steers Capital Management, Inc.’s sole voting power with respect to 23,489,055 shares of our common stock, shared voting power with respect to 0 shares of our common stock, sole dispositive power with respect to

69	2021 Proxy Statement

Ownership of Securities (continued)

35,736,798 shares of our common stock and shared dispositive power with respect to 0 shares of our common stock; and Cohen & Steers UK Limited’s sole voting power with respect to 92,392 shares of our common stock, shared voting power with respect to 0 shares of our common stock, sole dispositive power with respect to 681,242 shares of our common stock and shared dispositive power with respect to 0 shares of our common stock). Address of Principal Business Office for Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is: 280 Park Avenue 10th Floor, New York, NY 10017. The principal address for Cohen & Steers UK Ltd. is: 50 Pall Mall 7th Floor London, United Kingdom SW1Y 5JH.
(4)	Includes 5,869 director RSUs scheduled to vest within 60 days of March 23, 2021.
(5)	For Ms. Sears, includes 5,000 shares of our common stock held by a trust for the benefit of Ms. Sears’ family, for which she serves as trustee.

2021 Proxy Statement	70

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE.

Based solely on our review of copies of such reports and written representations from our executive officers and directors, we believe that our executive officers, directors and beneficial owners with more than 10% of our common stock filed all reports required by Section 16(a) of the Exchange Act on a timely basis, except for one late report on Form 4 for Mr. Solls, reporting shares withheld to satisfy tax withholding obligations.

TRANSACTIONS WITH RELATED PERSONS

Registration Rights Agreement

In October 2016, SWH, Starwood Capital Group and certain other parties entered into an amended and restated registration rights agreement (the “SWH Registration Rights Agreement”) and, pursuant to the terms of the merger agreement, we entered into an assignment and assumption agreement whereby we assumed, all rights, interests and obligations, under the SWH Registration Rights Agreement. Pursuant to the SWH Registration Rights Agreement, Starwood Capital will have certain rights to demand a registration of some or all of its shares of our common stock and customary “piggyback” registration rights.

Indemnification Agreements

Our directors and executive officers are parties to indemnification agreements. These agreements require us to indemnify these individuals to the fullest extent permitted by Maryland law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Related Person Transaction Policy

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy regarding transactions with related persons. Our related person policy requires that a “related person” (as defined in Item 404(a) of Regulation S-K) must promptly disclose to the Office of our Chief Legal Officer any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Office of the Chief Legal Officer will then promptly communicate that information to the Board, its Audit Committee or such other committee of the Board designated by the Board to approve or ratify the related person transaction. Each related person transaction shall either be approved or ratified by our Board or a duly authorized committee thereof, taking into consideration such relevant facts and circumstances as it shall deem appropriate, which may include: the nature of the related person’s interest in the transaction; the material terms of the transaction; the importance of the transaction both to the Company and to the related person; whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company; and whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any. The Board or duly authorized committee shall also consider whether any such transaction involving a non-employee director or nominee for director would compromise such director’s status as an independent director under the rules of the NYSE or the Company’s Corporate Governance Guidelines, as a “non-employee director” under Rule 16b-3 under the Exchange Act if such director serves on our Compensation and Management Development Committee or as an independent director under Rule 10A-3 of the Exchange Act if such director serves on our Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

71	2021 Proxy Statement

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2022 Annual Meeting, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2022 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Secretary on or before December 7, 2021. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the 2021 Annual Meeting, a stockholder must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Therefore, to be presented at our 2022 Annual Meeting, such a proposal must be received on or after November 7, 2021, but not later than December 7, 2021. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. The proxy solicited by the Board for the 2022 Annual Meeting will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals that are considered untimely.

COMPANY DOCUMENTS

We make available, free of charge on our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after they are filed with or furnished to the SEC. These filings are available on our website at www.invitationhomes.com under “About Us”—“Investors”—“SEC Filings.” Copies of our Proxy Statement, form of proxy and our Annual Report, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to the Office of the Corporate Secretary, Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201; telephone: (972) 421-3600.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

2021 Proxy Statement	72

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Mark A. Solls

Executive Vice President, Chief Legal Officer and Secretary

73	2021 Proxy Statement

ANNEX A: NON-GAAP RECONCILIATIONS

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Full Year

(in thousands) (unaudited)

	FY 2020	FY 2019
Total revenues (total portfolio)	$1,822,828	$1,764,685
Non-Same Store revenues	(162,879)	(161,013)

Same Store revenues	1,659,949	1,603,672
Same Store resident recoveries	(79,834)	(65,903)

Same Store Core revenues	$1,580,115	$1,537,769

A-1	2021 Proxy Statement

INVITATION HOMES INC. 1717 MAIN STREET SUITE 2000 DALLAS, TEXAS 75201
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/INVH2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received to later than May 17, 2021.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D42154-P48440 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
INVITATION HOMES INC.
The Board of Directors recommends that you vote “FOR” the election of each of the director nominees in Proposal 1.
1. To elect director nominees:
For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the excepted nominee(s) on the line below.
01) Michael D. Fascitelli 06) Joseph D. Margolis 02) Dallas B. Tanner 07) John B. Rhea 03) Jana Cohen Barbe 08) J. Heidi Roizen 04) Richard D. Bronson 09) Janice L. Sears 05) Jeffrey E. Kelter 10) William J. Stein
The Board of Directors recommends that you vote “FOR” Proposals 2 and 3.
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.
3. To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.
NOTE: To consider such other business as may properly come before the 2021 Annual Meeting of Stockholders and any adjournments or postponements thereof.
For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
D42155-P48440
INVITATION HOMES INC. Annual Meeting of Stockholders May 18, 2021 4:00 p.m., Central Time This proxy is solicited by the Board of Directors
The undersigned hereby appoints Michael D. Fascitelli, Dallas B. Tanner, Ernest M. Freedman and Mark A. Solls, or any of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as presented on the reverse side, all of the shares of common stock of Invitation Homes Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other matters as may properly come before the 2021 Annual Meeting of Stockholders of Invitation Homes Inc. to be held on May 18, 2021 (the “Annual Meeting”) or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.
This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, but the card is signed, this proxy card will be voted in accordance with the Board of Directors’ recommendations, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.
Continued and to be signed on reverse side